AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11

                                     REGISTRATION NO. *
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       Ninth Enterprise Service Group, Inc.
             (Exact name of registrant as specified in its charter)

-------------------------------------------------------------------------------
           Florida                        6770                     Applied For
--------------------------------------------------------------------------------

State or other jurisdiction   PRIMARY STANDARD INDUSTRIAL  I.R.S. Employer
of                            CLASSIFICATION CODE NUMBER   Identification No.
incorporation or organization
-------------------------------------------------------------------------------

                             2503 W. Gardner Ct.,
                              Tampa, FL 33611
                               813. 831-9348

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Michael T. Williams
                                    PRESIDENT
                      Ninth Enterprise Service Group, Inc.
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611
                             TELEPHONE: 813.831.9348

(Name, address, including zip code, and telephone number, including area code, of agent for service)

              APPROXIMATE  DATE OF  COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As promptly as practicable after this registration statement becomes effective and after the closing of the merger of the proposed merger described in this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ]

*registration number,

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]

                            ------------------------
 CALCULATION OF REGISTRATION FEE
================================================================================
 Title of each                                   Proposed maximum
    class of                        Proposed         aggregate
 securities to    Amount to be      maximum       offering price     Amount of
 be registered     registered    offering price                    registration
                                    per unit                            fee
================================================================================
================================================================================
 Common Stock,
  no par value     6,800,000          N/A             $0 (2)         $100 (2)
================================================================================

(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Wiremedia.com pursuant to the merger described herein.

(2) The registration fee has been calculated pursuant to Rule 457(f )(2). As of the filing of this registration statement, Wiremedia.com had an accumulated capital deficit. In addition, Wiremedia.com's common stock has no par value. Accordingly, the proposed maximum offering price has been calculated by multiplying one-third,1/3, of an assumed par value for Wiremedia.com's Common Stock of, no par value per share, pursuant to Florida law by the maximum number of shares to be issued to the holders of Wiremedia.com common stock in the merger. The minimum registration fee of $100 is used.

                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

--------------------------------------------------------------------------------

                                 WIREMEDIA.COM, INC.

                     INFORMATION STATEMENT FOR SHAREHOLDERS

                         NINTH ENTERPRISE SERVICE GROUP, INC.

                                   PROSPECTUS

SOLICITATION OF WRITTEN CONSENTS

     NOTICE IS HEREBY GIVEN that in accordance with the provisions of Florida law, you are asked to consider and give your written consent to a proposal to approve:

o The merger agreement and plan of reorganization dated as of ____ between Wiremedia.com, Inc., a Florida corporation, and Ninth Enterprise Service Group, Inc., a Florida corporation

o The articles of merger which will be filed with the offices of the secretary of state of the state of Florida.

As a result of the merger, each outstanding share of Wiremedia.com common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Ninth Enterprise Service Group common stock. Immediately after the closing of the merger, the former holders of Wiremedia.com common stock will hold in the aggregate 6,800,000 shares of Ninth Enterprise Service Group common stock, or approximately 98% of the shares of Ninth Enterprise Service Group common stock to be outstanding immediately after the closing of the merger, calculated assuming the issuance of 6,930,000 shares of Ninth Enterprise Service Group common stock to the Wiremedia.com shareholders in the merger and based upon 130,000 outstanding shares of Ninth Enterprise Service Group common stock outstanding as of the date of the closing of the merger.

     Prior to the closing of the merger, Ninth Enterprise Service Group will

o     Change its name to Wiremedia.com, Inc.
o     Adopt Wiremedia.com's articles and bylaws
o Elect, effective upon the effectiveness of the merger, a new board of directors to consist of the current directors of Wiremedia.com.

Ninth Enterprise Service Group will be subject to the reporting requirements of the securities exchange act of 1934 after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

In anticipation of closing of the merger, Ninth Enterprise Service Group will seek to become listed on the over the counter bulletin board under the symbol "*symbol". If and when listed, the Wiremedia.com shareholders will hold shares of a publicly-traded Florida corporation subject to compliance with the reporting requirements of the 1934 Act. Because the state of incorporation, articles and bylaws of Ninth Enterprise Service Group will be the same as those of Wiremedia.com prior to the merger, the rights of shareholders of Wiremedia.com will not change as a result of the merger.

Assuming consents are secured from shareholders owning more than 50% of the stock of Wiremedia.com, shareholders who did not consent to the merger will, by otherwise complying with Florida corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this information statement/prospectus.

In the materials accompanying this letter, you will find an information statement/prospectus relating to the merger proposal and a form of written consent. The information statement/prospectus more fully describes the proposal and includes information about Ninth Enterprise Service Group and Wiremedia.com. I urge you to read the information contained in the accompanying information statement/prospectus.

If the required approvals of the shareholders of Wiremedia.com are received and all other conditions to the closing of the merger are satisfied or waived, the merger is anticipated to close ____.

The board of directors of Wiremedia.com has determined that the merger is fair to Wiremedia.com and in the best interests of the Wiremedia.com's shareholders. The board of directors of Wiremedia.com has unanimously approved a merger between Wiremedia.com and Ninth Enterprise Service Group, Inc. Ninth Enterprise Service Group has committed to file to have its stock is quoted on the over-the-counter bulletin board of the Nasdaq Stock Market Inc., under the symbol "*BBB symbol."

     Your board of directors has determined that the merger is fair to you and in your best interests. Because Ninth Enterprise Service Group is a company whose securities will be quoted on the bulletin board, the Wiremedia.com board believes that the merger will

o Increase the visibility of Wiremedia.com's business, which could be helpful in further developing and commercializing Wiremedia.com's products.

o  Facilitate Wiremedia.com's ability to raise capital in the public markets

o Potentially improve Wiremedia.com's shareholders' ability to sell their shares in the over-the-counter market.

Accordingly, the board of directors of Wiremedia.com has unanimously approved the merger agreement and the board unanimously recommends that you vote in favor of these items.

The board of directors has fixed the close of business on ___, as the record date for the determination of shareholders of Wiremedia.com entitled to notice of and to vote on the merger proposal. Only holders of record of Wiremedia.com common stock on the record date are entitled give or withhold their consents.

You can ensure that your consent is considered by signing and dating the enclosed consent and sending it to the Secretary of Wiremedia.com at Wiremedia.com' headquarters, at 1355 W Palmetto Park Rd. Suite 180, Boca Raton, FL 33486. You will be notified within 10 days of the date that consents are received from shareholders owning more than 50% of the stock of Wiremedia.com

 .
    The proposed merger is a very complex transaction with a number of risks and uncertainties associated with it. This document provides you with detailed information about the proposed merger. We strongly urge you to read and consider carefully this document in its entirety, especially the matters referred to under "risk factors" beginning on *insert page #.

     Neither the  Securities and Exchange  Commission  nor any state  securities regulators have approved or disapproved the Ninth Enterprise Service Group common stock to be issued in the merger or if this information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this information statement/prospectus is ****, and it is first being mailed to Wiremedia.com shareholders on or about ***.

Other Information for Wiremedia.com Stockholders:

o The prospectus incorporates important business and financial information that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request at: Wiremedia.com, Inc., 1355 W Palmetto Park Rd. Suite 180, Boca Raton, FL 33486; Phone 561-362-8236; Fax 617-344-6141; e-mail info@wiremedia.com.

o Do not send in your Wiremedia.com stock certificates now. If the merger is completed, we will send you written instructions for exchanging your shares.

o The merger has been structured as a tax-free reorganization. The tax basis in your Wiremedia.com common stock will carryover and become the tax basis in your new shares of Ninth Enterprise Service Group common stock.

o Like Wiremedia.com, Ninth Enterprise Service Group has never paid any dividends.

o If you have any questions about the merger, please call Mr. Colby Fede, at Wiremedia.com, at 561-362-8236

Dealer prospectus delivery obligation

     Until , all dealers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus.

                                     SUMMARY

     This summary highlights selected information from this information statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you.

     In the merger, Wiremedia.com's shareholders will exchange shares with Ninth Enterprise Service Group, and Ninth Enterprise Service Group will be the surviving company of Wiremedia.com.

     The merger agreement is attached as annex A to this document. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

The companies.

Ninth Enterprise Service Group
2503 W. Gardner Ct.
Tampa, FL  33611
Telephone:  813/831-9348

We were organized under the laws of the state of Florida in May, 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire through a registered securities offering a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Wiremedia.com, Inc.
1355 W Palmetto Park Rd. Suite 180,
Boca Raton,  FL 33486
Phone 561-362-8236
Fax  617-344-6141
e-mail  info@wiremedia.com

Wiremedia.com was incorporated in Florida in January 2000. Wiremedia.com sells e-commerce software and solutions.

Wiremedia.com maintains a website at http://www.wiremedia.com. Nothing contained on this website is part of this information statement/prospectus.

Wiremedia.com's reasons for the merger

o Increase the visibility of Wiremedia.com's business, which could be helpful in further developing and commercializing Wiremedia.com's products.

o Facilitate Wiremedia.com's ability to raise capital in the public markets.

o Potentially improve Wiremedia.com's shareholders' ability to sell their shares in the over-the-counter market.

Comparison of the percentage of outstanding shares entitled to vote held by directors, executive officers and their affiliates and the vote required for approval of the merger.

   One hundred percent of Ninth Enterprise Service Group's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Shareholders owning 100% of our common stock have executed a written consent voting to approve the merger. No further consent of you or any of the shareholders of Ninth Enterprise Service Group is necessary to approve the merger under the laws of the state of Florida.

      Approximately 85% percent of Wiremedia.com's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Assuming consents are secured from shareholders owning more than 50% of the stock of Wiremedia.com, shareholders who did not consent to the merger will, by otherwise complying with Florida corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this information statement/prospectus.

No regulatory approval required.

     Neither Ninth Enterprise Service Group nor Wiremedia.com is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Florida, the filing with the Commission of the registration statement on Form S-4 registering the shares and this information statement/prospectus, and compliance with all applicable state securities laws regarding the offering and issuance of the shares.

Dissenters' rights

   Dissenters' rights of appraisal exist. See page * for further information.

Federal income tax consequences.

     Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you. Wiremedia.com and Ninth Enterprise Service Group have structured the merger so that neither Wiremedia.com nor its shareholders should recognize gain or loss for federal income tax purposes as a result of the merger.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

     The following selected historical financial information of Wiremedia.com and Ninth Enterprise Service Group has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes , which are included in this information statement/prospectus.

Wiremedia.com SELECTED HISTORICAL FINANCIAL INFORMATION

    The following selected financial data as of and for the period January 25, 2000 (date of incorporation) to February 29, 2000 is derived from the Company's audited financial statements. The data should be read in conjunction with the Financial Statements and other financial information included elsewhere herein.

                                     Period
                                      Ended
                                    February 29,
                                   ------------
                                      2000
                                   ------------

Income Statement Data:
 Revenues                                    0
   General, administrative, and
   selling expenses                    100,094
   Loss before taxes                 (100,094)
   Income tax expense                        0
   Net loss                          (100,094)
 Common Share Data:
   Net loss per share                     0.02
   Book value                           (0.01)
   Weighted average common shares
         Outstanding (in 000s)       6,346,611
   Period end shares outstanding
         (in 000s)                   6,346,611
Balance Sheet Data:
   Total assets                         21,300
   Working deficit                    (35,600)
   Shareholders' deficit              (35,600)


Ninth Enterprise Service Group SELECTED HISTORICAL FINANCIAL INFORMATION

The following information concerning our financial position and operations is as of and for the period ended December 31, 1999.

Total assets                       $  0
Total liabilities                     0
Equity                                0
Sales                                 0
Net loss                          3,079
Net loss per share                 0.00

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
Wiremedia.com AND Ninth Enterprise Service Group

The merger of Wiremedia.com,  Inc. with Ninth Enterprise  Service Group will not
result  in  any  changes  to  the   financial   statements   as  presented   for
Wiremedia.com, Inc.


COMPARATIVE PER SHARE DATA

                                    February 29,
                                       2000
                                   -------------
                                    (unaudited)

 Numerator - basic and diluted
    LOSS per share
         Net loss before and after merger    $   100,094
                                            =============
 Denominator - Basic LOSS per share
   Common stock outstanding before merger      6,700,000
                                            =============
   Common stock outstanding after merger       6,830,000
                                            =============
   Basic and diluted loss per share before
  Merger*                                    $      0.01
                                            =============
   Basic and diluted loss per share after
  merger*                                    $      0.01
                                            =============
   * Convertible notes, convertible preferred stock, options and warrants are considered anti-dilutive and not included in the above calculations

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision in our company. In addition, you should keep in mind that the risks described below are not the only risks that we face. The risks described below are all the risks that we currently believe are material risks of this offering. However, additional risks not presently known to us, or risks that we currently believe are immaterial, may also impair our business operations. Moreover, you should refer to the other information contained in this prospectus for a better understanding of our business.

Our business, financial condition, or results of operations could be adversely affected by any of the following risks. If we are adversely affected by such risks, then if and when our stock is listed for trading on the bulletin board, the trading price of our common stock could decline, and you could lose all or part of your investment.

This proxy statement/prospectus contains forward-looking statements that involve risks and uncertainties. Wiremedia.com's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences, include, but are not limited to, those discussed in the following section and in Wiremedia.com's Management's Discussion and Analysis Of Financial Condition and Results of Operations and Wiremedia.com Business.

The merger agreement contains a number of conditions that must be satisfied in order for the merger to take place. If these conditions aren't satisfied, the merger will not close and Wiremedia.com will have suffered a delay in reaching its objective of becoming a listed, trading company on the bulletin board.

The conditions include:

o The shareholders of Wiremedia.com must approve the merger, which condition has been satisfied;

o The holders of no more than 10% of the outstanding shares of common stock of Wiremedia.com shall have exercising dissenters' rights;

o The Securities and Exchange Commission must declare this registration statement effective;

o Ninth Enterprise Service Group must have filed an application to have its stock quoted on the bulletin board; and

o Wiremedia.com and its counsel must have satisfactorily completed their due diligence review of Ninth Enterprise Service Group

     Wiremedia.com is also not obligated to complete the merger if other conditions are not satisfied. Please understand that there is no guarantee that any of these conditions will be satisfied, or that the merger will occur in the time frame contemplated, or occur at all.

     Shareholders of Wiremedia.com will incur immediate dilution of percentage of ownership in the amount of 2% as a result of the merger.

   Dilution refers to a decrease in the percentage ownership interest of a company that a share of stock represents. In connection with the merger, wiremedia.com's shareholders' percentage ownership interest in Ninth Enterprise Service Group will be 2% less than their ownership interest in Wiremedia.com prior to the merger.

RISKS CONCERNING WIREMEDIA.COM, INC.

WE HAVE A LIMITED OPERATING HISTORY. OUR PRODUCT HAS JUST BEEN DEVELOPED AND MAY NEVER BE SUCCESSFULL. THESE FACTORS MAKE IT DIFFICULT TO EVALUATE OUR STRATEGY AND FORECAST OPERATING RESULTS

We commenced operations in January and are presently have launched our website and anticipate shipping our first products in August 2000. Accordingly, we have a limited operating history, which makes it difficult to evaluate our business strategy and forecast our future operating results. The new, competitive, fragmented and rapidly changing nature of our market increases these risks and uncertainties. We cannot assure you that our business strategy will be successful or that we will be able to accurately forecast our future operating results.

OUR OPERATING RESULTS PRIMARILY RELY ON MARKET ACCEPTANCE OF OUR E-COMMERCE SOFTWARE AND SOLUTIONS.

     Our future financial performance will depend substantially on our ability to develop and maintain market acceptance of our existing e-commerce software and solutions and new and enhanced versions of e-commerce software and solutions and other new products. We expect subscriber revenues from e-commerce software and solutions to account for a substantial majority of our revenues for the foreseeable future. As a result, factors adversely affecting the pricing or demand for e-commerce software and solutions, such as competition, technological change or evolution in customer preferences, could materially adversely affect our business, financial condition and operating results. Many of these factors are beyond our control and difficult to predict.

WE HAVE A HISTORY OF LOSSES AND EXPECT TO INCUR FUTURE LOSSES

     We incurred net losses from inception through February 29, 2000. As of February 29, 2000, we had an accumulated deficit of approximately $100,000. We have not achieved profitability and expect to continue to incur net losses for the foreseeable future. We expect to continue to devote substantial resources to our product development, sales, marketing and customer support activities. As a result, we will need to generate significant working capital until our solution is available for formal release. At that time we will need significant quarterly revenues to achieve and maintain profitability. As a result, we expect to incur additional losses and continued negative cash flow from operations for the foreseeable future, and such losses are anticipated to increase significantly from current levels. There can be no assurance that our revenues will increase or even continue at their current level or that we will achieve or maintain profitability or generate cash from operations in future periods.

      Our current and future expense levels are to a large extent fixed and are based on our operating plans and estimates of future revenues. Sales and operating results generally depend on the volume and timing of customers, which are difficult to forecast. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues would have an immediate adverse effect on our business, financial condition and results of operations.

      We currently anticipate that we will need at least $2,000,000 in capital to meet our capital requirements through the next twelve months, although there can be no assurance that we will not have additional capital needs prior to the end of such period. Thereafter, we may be required to raise additional funds. Although we are currently planning a public offering of our securities, there can be no assurance that such offering or any other financing will be available when required by us on terms acceptable to us, or at all.

OUR OPERATING RESULTS PRIMARILY RELY ON MARKET ACCEPTANCE OF OUR E-COMMERCE SOFTWARE AND SOLUTIONS.

Our future financial performance will depend substantially on our ability to develop and maintain market acceptance of our e-commerce software and solutions, our Intranet Prospecting Automation and Sales Management service, and new and enhanced versions of our e-commerce software and solutions and other new our e-commerce software and solutions. We expect subscriber revenues from our e-commerce software and solutions to account for a substantial majority of our revenues for the foreseeable future. As a result, factors adversely affecting the pricing or demand for our e-commerce software and solutions, such as competition, technological change or evolution in customer preferences, could materially adversely affect our business, financial condition and operating results. Many of these factors are beyond our control and difficult to predict.

The market for our e-commerce software and solutions is still emerging and continued growth in demand for and acceptance of our e-commerce software and solutions remains uncertain. The success of our business in the face of intense competition will depend on growth of the overall market for our e-commerce software and solutions. We will spend considerable resources targeting small and home-based business segments of the market, educating potential customers about our e-commerce software and solutions and software solutions in general and developing our e-commerce software and solutions that are compatible with Microsoft's browser technology, as well as others, and the Internet. However, even with these efforts, sales of our e-commerce software and solutions may not increase unless the market for our e-commerce software and solutions continues to grow. If the market for our e-commerce software and solutions does not grow or grows more slowly than we anticipate, the demand for Internet-related e-commerce software and solutions does not continue to grow, or the small and home-based business segments turn out to have significantly less potential than we estimate, our business, financial condition and operating results would be materially adversely affected.

WE HAVE NO CONTRACTS WITH OUR CUSTOMERS. THUS, THEY CAN QUICKLY AND EASILY STOP BUYING OUR E-COMMERCE SOFTWARE AND SOLUTIONS , WHICH WOULD REDUCE OUR REVENUES AND INCREASE OUR LOSSES.

    We anticipate that we will derive a significant portion of our revenues from the sale of e-commerce software and solutions. A significant number of these e-commerce software and solutions sales will be made to customers with no contracts. As a result, many of our e-commerce software and solutions customers could cease purchasing e-commerce software and solutions quickly and without penalty. As a result, our quarterly operating results will depend heavily on e-commerce software and solutions revenues from purchases made by customers within the quarter and on our ability to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. If customers stop purchasing our e-commerce software and solutions or if we fail to obtain new e-commerce software and solutions customers in any quarter, our business, results of operations and financial condition for that quarter and future periods will be adversely affected.

OUR ABILITY TO COMPETE EFFECTIVELY DEPENDS UPON THIRD PARTIES CONTINUING TO DELIVER, SUPPORT AND ENHANCE CURRENT AND NEW VERSIONS OF SOFTWARE INCORPORATED INTO OUR PRODUCTS

     We plan to incorporate into our products, software that may be licensed to us by third Parties, including Microsoft, Informix, Sun Microsystems, BellSouth Communications, and various other providers of infrastructure technology. Because our products incorporate, or are created using, software and solutions developed and maintained by third parties, we depend on such parties' abilities to deliver, support and enhance reliable products, develop new products and respond to emerging industry standards and other technological changes. We also plan to rely heavily on software development tools to build many key components of our e-commerce software and solutions. The utility tools and application development market is constantly evolving and highly competitive as Microsoft and other well-financed competitors develop and market competing tools. If any individual business partner or third party supplier of key infrastructure tools becomes unable to provide items and/or components, we may be required to adopt a replacement tool and substantially modify our application programs, requiring a substantial amount of time to rewrite our e-commerce software and solutions in a new language, which could have a material adverse effect on our business, financial condition and operating results. The third-party software currently incorporated into or used in our products may become obsolete or incompatible with future versions of our products. Our sales could be materially adversely affected if we are unable to replace that software with comparable or better software.

THIRD PARTIES COULD INDEPENDENTLY DEVELOP TECHNOLOGIES SIMILAR TO OR BETTER THAN THOSE WE USE ON OUR WEB SITE. OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE ADVERSELY AFFECTED IF THIS HAPPENS

      Third parties could independently develop technologies similar or superior to our technologies but which do not violate any of our intellectual property rights, such as our planned copyrights and trademarks. We have not commenced any formal action to trademark our name. Others may take our name, and this could cause us to lose customers or potential customers. This is particularly true for internet customers who we believe are interested in the most sophisticated, up-to-date technologies.

THE NEW AND, RAPIDLY EVOLVING NATURE OF SELLING OUR E-COMMERCE SOFTWARE AND SOLUTIONS ON THE INTERNET MAKES THE ULTIMATE DEMAND FOR THE SALE OF OUR E-COMMERCE SOFTWARE AND SOLUTIONS ON THE INTERNET UNCERTAIN.

The sale of our e-commerce software and solutions on the Internet is a relatively new approach to the sale of our e-commerce software and solutions. Our future revenues and profits will be substantially dependent upon the widespread acceptance of the Internet and online services as a medium for commerce by consumers. Rapid growth in the use of and interest in the World Wide Web, the Internet and online products and services is a recent phenomenon. This acceptance and use may not continue. Because global commerce and the online exchange of information is new and evolving, we cannot predict whether the Web will prove to be a viable commercial marketplace in the long term.

As an exclusively online commerce company in the early stage of development, we face increased risks, uncertainties, expenses and difficulties. You should consider our company in light of these risks, uncertainties, expenses and difficulties.

IN ORDER TO EXPAND OUR CUSTOMER BASE, WE MUST APPEAL TO AND ACQUIRE CONSUMERS WHO HISTORICALLY HAVE USED TRADITIONAL MEANS OF COMMERCE TO PURCHASE GOODS.

Customers of traditional businesses selling e-commerce software and solutions may be reluctant or slow to purchase our e-commerce software and solutions on the Internet, which would adversely effect our ability to sell our e-commerce software and solutions on the Internet. We cannot guarantee that those more traditional consumers will be willing to make the transition to Internet commerce.

EVEN IF THE INTERNET IS ACCEPTED, CONCERNS ABOUT FRAUD, PRIVACY AND OTHER PROBLEMS MAY MEAN THAT A SUFFICIENTLY BROAD BASE OF CONSUMERS WILL NOT ADOPT THE INTERNET AS A MEDIUM OF COMMERCE. THESE CONCERNS MAY INCREASE AS ADDITIONAL PUBLICITY OVER PRIVACY ISSUES OVER THE INTERNET INCREASES.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Websites operated by us or third party providers' security measures may not prevent security breaches. The failure by websites operated by us to prevent security breaches could harm our business.

Advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. Any such compromise of our security could harm our reputation and, therefore, our business. In addition, a party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.

THE SUCCESS OF OUR E-COMMERCE SOFTWARE AND SOLUTIONS WILL DEPEND LARGELY ON THE DEVELOPMENT AND MAINTENANCE OF THE WEB INFRASTRUCTURE. PROBLEMS WITH DEVELOPMENT AND MAINTENANCE OF THE WEB INFRASTRUCTURE COULD DECREASE USERS OR THE GROWTH OF USERS OR COSTS OF OUR WEBSITE, WHICH COULD HURT OUR BUSINESS.

Development and maintenance of the web infrastructure includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well timely development of complementary products such as high speed modems, for providing reliable Web access to our e-commerce software and solutions. The Web has experienced, and is likely to continue to experience, significant growth in the numbers of customers and amount of traffic. If the Web continues to experience increased numbers of customers, increased frequency of use or increased bandwidth requirements, the Web infrastructure may be unable to support the demands placed on it. Specifically, if sufficient bandwidth is not available, there may be a slower than anticipated growth of the internet as a means of commerce. If it costs customers more to access the internet, there may be fewer users than we anticipate. If it costs e-commerce retailers more to maintain their sites, prices may increase and demand may decrease. Any of these factors could harm our operating results.

A key element of our strategy is to generate a high volume of traffic on, and use of, our Web site. Our revenues depend on the number of customers who use our Web site to access our e-commerce software and solutions. Any systems interruptions that result in the unavailability of our Web site or reduced order fulfillment performance would reduce the volume of goods sold and the attractiveness of our product and service offerings, which could have a material adverse effect on our business, financial condition and results of operations.

THE POSSIBILITY OF LARGE-SCALE TECHNICAL DIFFICULTIES OR SERVICE INTERRUPTION OR DAMAGE FROM EARTHQUAKES, FLOODS, FIRES, POWER LOSS, TELECOMMUNICATION FAILURES AND SIMILAR EVENTS INTERRUPTIONS COULD HARM OUR BUSINESS.

The Web has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Web usage as well as the level of traffic and the processing of commerce on our website.

If system failures were sustained or repeated, our reputation and the attractiveness of our e-commerce software and solutions could be impaired. Sales of our e-commerce software and solutions are heavily dependent on the integrity of the software and hardware systems supporting it. Heavy stress placed on systems could cause them to operate at unacceptably low speed or fail. Failure of our systems could also be caused by online service providers, record keeping and data processing functions performed by third parties and third-party software such as Internet browsers, databases and load balancing software. Additionally, a natural disaster, power or telecommunications failure or act of war may cause extended systems failure. Computer viruses or unauthorized access to or sabotage of our network by a third party could also result in system failures or service interruptions.

OUR SUCCESS, IN PARTICULAR OUR ABILITY TO SUCCESSFULLY RECEIVE AND FULFILL ORDERS AND PROVIDE HIGH QUALITY CUSTOMER SERVICE, LARGELY DEPENDS ON THE EFFICIENT AND UNINTERRUPTED OPERATION OF OUR COMPUTER AND COMMUNICATIONS SYSTEMS. IF OUR COMPUTER AND COMMUNICATIONS SYSTEMS ARE INADEQUATE OR FAIL TO PERFORM, OUR BUSINESS COULD BE HURT.

Substantially all of our management systems are located at our corporate offices. We contract with a third party for mission critical Internet connectivity, and these systems are located at a single location in Arlington,

Va. We do not have a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate us for losses that may occur. Any failure of these systems could cause our business to crash.

WE MAY NEED TO UPGRADE HARDWARE AND SOFTWARE TO ACCOMMODATE ADDITIONAL CUSTOMER TRANSACTIONS.

Our inability to add additional software and hardware or to upgrade our technology, transaction processing systems or network infrastructure to accommodate increased transaction volume could have adverse consequences. These consequences include:

o     Unanticipated system disruptions.

o     Slower response times.

o     Degradation in levels of customer support.

o     Impaired quality of the customers' experience on our service.

o     Delays in reporting accurate financial information.

WE INTEND TO RELY ON STRATEGIC MARKETING ALLIANCES WITH ONLINE PROVIDERS.

We plan to enter into marketing agreements to generate leads and visitors to our website. There can be no assurance that we will achieve sufficient online traffic, or generate sufficient sales to realize economies of scale that justify our planned significant fixed financial obligations to future marketing relationships, or to satisfy our projected contractual obligations necessary to prevent termination of any such agreements. Our failure to do so would likely have a material adverse effect on our business, results of operations and financial condition. In addition, these planned marketing agreements will not provide us with automatic renewal rights upon expiration of their respective terms. Such agreements if entered into may not be renewed on commercially acceptable terms, or at all. Our planned significant investment in these marketing relationships is based on their continued positive market presence, reputation and anticipated success, as well as the commitment by each to deliver specified numbers of customers. Any decline in the significant market presence, business or reputation of these vendors, or the failure of any to deliver the specified numbers of customers, will reduce the value of these strategic agreements to us and will likely have a material adverse effect our the business, results of operations and financial condition.

OUR BUSINESS MAY BE HARMED BY LITIGATION RESULTING FROM THE SALE OF OUR E-COMMERCE SOFTWARE AND SOLUTIONS OR ON OUR WEBSITE.

The law relating to the liability of providers of online products and services for the activities of their customers is currently unsettled. We could be liable for any faulty our e-commerce products and solutions we sell.

Any resulting litigation could:

o     Be costly for us.

o     Divert management attention from the operation of our business.

o     Result in increased costs of doing business.

o     Lead to adverse judgment.

o     Otherwise harm our business.


APPLICABILITY   TO  THE  INTERNET  OF  EXISTING   LAWS   GOVERNING   INFORMATION
DISSEMINATED THROUGH OUR WEBSITES IS UNCERTAIN. IF APPLIED TO US IN AN ADVERSE MANNER, OUR BUSINESS COULD BE HARMED.

The vast majority of laws governing information disseminated through our website were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the Internet marketplace which could reduce demand for our e-commerce software and solutions or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on our business, financial condition and results of operations.

MANY ISSUES CONCERNING REGULATION OF INTERNET COMPANIES ARE UNSETTLED. NEW AND EXISTING REGULATION BY FEDERAL AND STATE GOVERNMENTS OF THE INTERNET DUE TO ITS INCREASING POPULARITY COULD HARM OUR BUSINESS. GOVERNMENT INQUIRIES MAY LEAD TO CHARGES OR PENALTIES.

The sale of products and services on the Internet is a relatively new field and legally unsettled. We are subject to the same federal, state and local laws as other companies conducting business on the Internet. However, today there are relatively few laws specifically directed towards online products. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet, such as the recently passed Digital Millennium Copyright Act, have not yet been interpreted by the courts and their applicability and reach are therefore uncertain.

Due to the increasing popularity and use of the Internet and online products, it is possible that laws and regulations will be adopted with respect to the

Internet or online products. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of our e-commerce software and solutions, taxation, advertising, intellectual property rights and information security.

We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, export control laws and laws or regulations directly applicable to online commerce. However, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of certain additional laws or regulations may decrease the growth of the Internet or other online our e-commerce software and solutions, which could, in turn, decrease the demand for our e-commerce software and solutions and increase our cost of doing business, or otherwise have an adverse effect on our business, financial condition and results of operations.

One or more states may attempt to impose regulations upon us in the future, which could harm our business. Several states have proposed legislation that would limit the uses of personal user information gathered online or require online providers to establish privacy policies. The Federal Trade Commission also has recently settled a proceeding with one online service regarding the manner in which personal information is collected from customers and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way we do business or could create uncertainty in the marketplace. This could reduce demand for our e-commerce software and solutions, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm our business.

We may receive inquiries from local, state and federal governments on our consumer practices. Should these inquiries lead to civil or criminal charges against us, we would likely be harmed by negative publicity, the costs of litigation, the diversion of management time and other negative effects, even if we ultimately prevail. Our business would certainly suffer if we were not to prevail in any legal action. If we become liable for any of these claims, particularly liability that is not covered by insurance or is in excess of insurance coverage, we could be directly harmed and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources and to discontinue certain product or service offerings. In addition, the increased attention focused upon liability issues as a result of these lawsuits could harm our reputation or otherwise impact the growth of our business.

In addition, because our e-commerce software and solutions are accessible worldwide, and we facilitate sales of goods to customers worldwide, foreign jurisdictions may claim that we are required to comply with their laws. Our failure to comply with foreign laws could subject us to penalties ranging from fines to bans on our ability to offer our e-commerce software and solutions.

IN THE UNITED STATES, COMPANIES ARE REQUIRED TO QUALIFY AS FOREIGN CORPORATIONS IN STATES WHERE THEY ARE CONDUCTING BUSINESS.

As an Internet company, it is unclear in which states we are actually conducting business. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify and could result in our inability to enforce contracts in those jurisdictions. Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could harm our business.

OUR BUSINESS MAY BE SUBJECT TO SALES AND OTHER TAXES.

We do not plan to collect sales or other similar taxes on goods or our e-commerce software and solutions sold through our websites. One or more states may seek to impose sales tax collection obligations on companies such as ours that engage in or facilitate online commerce. Several proposals have been made at the state and local level that would impose additional taxes on the sale of goods and our e-commerce software and solutions through the Internet. These proposals, if adopted, could substantially impair the growth of electronic commerce, and could diminish our opportunity to derive financial benefit from our activities.

The U.S. federal government recently enacted legislation prohibiting states or other local authorities from imposing new taxes on Internet commerce for a period of three years. This tax moratorium will last only for a limited period and does not prohibit states or the Internal Revenue Service from collecting taxes on our income, if any, or from collecting taxes that are due under existing tax rules. A successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could harm our business.

WE MAY EXPERIENCE SUBSTANTIAL CHANGES IN THE EXPANSION OF OUR
BUSINESS AND OPERATIONS

 We may choose to expand our operations by developing new Web sites, promoting new or complementary our e-commerce software and solutions or sales formats, expanding the breadth and depth of our e-commerce software and solutions offered or expanding our market presence through relationships with third parties. In addition, we may broaden the scope and content of our website through the acquisition of existing online our e-commerce software and solutions. Although no such acquisitions are currently being negotiated, any future acquisitions would expose us to increased risks, including risks associated with the assimilation of new operations, sites and personnel, the diversion of resources from our existing businesses, sites and technologies, the inability to generate revenues from new sites or content sufficient to offset associated acquisition costs, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of any integration of new management personnel. Acquisitions may also result in additional expenses associated with amortization of acquired intangible assets or potential businesses. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions, and our inability to overcome such risks could have a material adverse effect on our business, financial condition and results of operations.

THE DEMAND FOR OUR E-COMMERCE PRODUCTS AND SOLUTIONS IS CYCLICAL, AND AS SUCH, WE EXPECT TO EXPERIENCE FLUCTUATIONS IN OUR QUARTERLY OPERATION RESULTS.

     The level of demand for our e-commerce products and solutions is generally greater in the second, and third quarter of the year because companies are generally preparing for increased holiday sales which generally start in the latter part of the. Accordingly, we should have greater revenues in this period than other periods of the year, resulting in potentially significant variations in our quarterly operating results from quarter to quarter.

OUR OPERATING RESULTS PRIMARILY DEPEND UPON THE SUPPORT OF OUR E-COMMERCE SOFTWARE AND SOLUTIONS BY OUR SALES AND CUSTOMER SERVICE TEAM

     Our success will continue to depend significantly on our ability to rapidly and successfully deploy our e-commerce software and solutions for our customers. Our sales and distribution strategy focuses primarily on developing a direct inside sales distribution team and, to a lesser extent, developing an outside direct sales organization. We will also have to provide excellent customer service. We cannot assure you that we will be able to recruit or retain our sales and service team or add experienced additional sales and service representatives to market, sell, implement and support our e-commerce software and solutions effectively. Our failure to do so could materially adversely affect our business.

WE MAY EXPERIENCE RAPID GROWTH, WHICH WILL PUT A SIGNIFICANT STRAIN ON OUR RESOURCES

     We anticipate that we will grow rapidly. This rapid growth is likely to place, a significant strain on our managerial, operating, financial and other resources, including our ability to ensure customer satisfaction. For example, as our customer base grows, and the need for high capacity Internet data transmission capability expands, we will need to acquire substantial network capacity to support their needs. Our expansion efforts also require significant time commitments from our senior management and place a strain on their ability to manage our existing business. We also may be required to manage multiple relationships with third parties as we expand our enhanced value service offerings. Our future performance will depend, in part, upon our ability to manage this growth effectively. To that end, we will have to undertake the following improvements, among others:

o     Implement additional management information systems capabilities

o Further develop our operating, administrative and financial and accounting systems and controls

o Improve coordination between our engineering, accounting, finance, marketing and operations

o     Hire and train additional personnel

IF  WE  EXPERIENCE   DIFFICULTY  DEVELOPING  AND  EXPANDING  OUR  OUTSIDE  SALES
CAPABILITY, WE MAY NOT BE ABLE TO DEVELOP OR EXPAND OUR BUSINESS AS PLANNED

     We project that in August 2000, an outside sales team will focus on key strategic accounts and larger opportunities and an inside sales team will focus on lead follow-up from Internet direct marketing activities. We currently have no direct sales force. Accordingly, this internal development and expansion may not be successfully completed and the cost of this expansion may exceed the revenues generated. Our sales organization may not be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of many of our current or potential competitors. We expect to experience difficulty in recruiting qualified sales personnel. We cannot assure you that we will be able to effectively establish or maintain and expand our direct sales force.

WE DEPEND ON KEY PERSONNEL FOR OUR FUTURE SUCCESS AND WE MAY NOT BE ABLE TO RECRUIT AND RETAIN THE PERSONNEL WE NEED TO SUCCEED

       Our future performance will largely depend on the continued efforts and abilities of our key technical, customer support, sales and management personnel, many of whom would be difficult to replace. In particular, we believe that our future success is highly dependent on Colby Fede and Irene MacAllister. We do anticipate the addition of several key employees during the year 2000. We will seek to have key personnel subject to non-compete covenants, but cannot promise that employees will sign them or honor them. Key executives have not yet functioned together as a formal management team. Accordingly, our executive management's ability to function effectively as a team is unproven. Competition for highly skilled employees with technical, management, marketing, sales, product development and other specialized training is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. In addition, we may experience increased costs in order to attract and retain skilled employees. The loss of any of our senior management or other key technical, customer support, sales and marketing personnel, particularly if lost to competitors, could materially and adversely affect our business, financial condition and operating results.

OUR FUTURE SUCCESS, AND IN PARTICULAR OUR REVENUES AND OPERATING RESULTS, DEPENDS UPON OUR ABILITY TO SUCCESSFULLY EXECUTE SEVERAL KEY ASPECTS OF OUR BUSINESS PLAN. IF WE DON'T SUCCEED IN EXECUTING THESE ASPECTS, OUR BUSINESS COULD SUFFER.

To continue to grow our business, we will need to increase our client base and the brand awareness of our company among small to medium sized businesses setting up e-commerce websites.

Although we have plans to implement strategies designed to accomplish these objectives, there can be no assurance that we will be able to increase the dollar volume of revenues through sales. The failure to accomplish this objective would likely have a material adverse effect on our business, financial condition and operating results.

OUR GROSS MARGINS MAY BE IMPACTED BY A NUMBER OF FACTORS WHICH COULD NEGATIVELY AFFECT OPERATING RESULTS.

This includes the mix of revenues from various aspects of our e-commerce software and solutions sold, and the mix of revenues derived from our relationships with strategic partners, if any. We will realize higher gross margins from the sale of customization services than we do from the sale of products. We also may from time to time offer discount pricing and special promotions, which periodically may reduce our gross margins. Any change in one or more of the foregoing factors could materially adversely affect our gross margins and operating results in future periods.

OUR FUTURE OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, CAUSING OUR STOCK PRICE TO DECLINE

o The demand and unpredictability of customer need for our e-commerce products and solutions

o The mix of revenues generated by our various our e-commerce products and solutions

o    The marketing response rates from marketing activities

o    New product announcements and introductions by our competitors

o Our ability to develop, market and manage product transitions and possibly, acquisitions

o The amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure

o General economic conditions and economic conditions specific to our industry

     Due to the foregoing factors, we believe that period-to-period comparisons of our operating results should not be relied upon as indicative of future performance.

     We plan to increase our operating expenses to expand our product development, sales, marketing and customer support activities. We base our decisions regarding our operating expenses on anticipated revenue trends and many of our expenses are relatively fixed in the short term. We may not be able to reduce our expenses if our revenues are lower than anticipated, which could cause our operating results to be below the expectations of public market analysts or investors, causing the price of our common stock to fall after we commence trading.

WE MAY NOT RECOGNIZE REVENUE WHEN ANTICIPATED, WHICH MAY CAUSE OUR OPERATING RESULTS TO VARY WIDELY

We have not yet established a sales cycle for our e-commerce products and solutions since it has just been developed. The sales cycle for our product may be variable, typically ranging between a few hours to several months from initial contact with the customer to the acquisition of our e-commerce products and solutions, although occasionally sales may require substantially more time. Delays in executing customer contracts may affect revenue recognition and may cause our operating results to vary widely. We believe that a business's decision to purchase e-commerce software and solutions is discretionary, involves a commitment of certain resources and may be influenced by its budget cycles. To successfully sell our e-commerce software and solutions, we generally must educate our potential customers regarding the use and benefit of our e-commerce software and solutions, which can require significant time and resources.

Consequently, the period between initial contact and the purchase of our e-commerce software and solutions is often subject to delays associated with budgeting, approval and competitive evaluation processes.

CHANGES IN ACCOUNTING STANDARDS COULD AFFECT OUR FUTURE OPERATING RESULTS

     We recognize revenues from software license agreements based upon the following criteria:

o persuasive evidence of an arrangement exists, such as an executed license agreement, unconditional purchase order or contract;

o     delivery of the product has occurred;

o     collection of the resulting receivable is probable; and

o the fee is fixed or determinable based upon vendor-specific objective evidence of the elements of the arrangement.

We will recognize customer support or maintenance revenues ratably over the contract term, typically one year, and recognize revenues for consulting and training our e-commerce software and solutions as such our e-commerce software and solutions are performed.

Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition," was issued in October 1997 by the American Institute of Certified Public Accountants and amended by Statement of Position 98-4 ("SOP 98-4"). We plan to adopt SOP 97-2 effective July 1, 2000. Based on our interpretation of SOP 97-2 and SOP 98-4, we believe our planned revenue recognition policies and practices are consistent with SOP 97-2 and SOP 98-4. However, full implementation guidelines for this standard have not yet been issued. Once available, such implementation guidance could lead to unanticipated changes in our planned revenues accounting practices, which changes could materially adversely affect our business, financial condition and operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Additionally, the accounting standard setters, including the Securities and Exchange Commission and the Financial Accounting Standards Board, are reviewing the accounting standards related to business combinations and stock-based compensation. Any changes to either of these standards or any other accounting standards could materially adversely affect our operating results.

OUR ABILITY TO INCREASE REVENUES WILL DEPEND IN PART ON SUCCESSFUL DEVELOPMENT OF OUR INTERNATIONAL OPERATIONS

Development of international operations will require significant management attention and financial resources and may not produce desired levels of revenue. We currently have no experience in marketing and distributing our e-commerce software and solutions nationally or internationally and have not yet developed non-U.S. versions of our e-commerce software and solutions. In addition, our international business will be subject to inherent risks which could materially and adversely affect our business, financial condition and operating results, including:

o     Difficulties in managing operations across disparate geographic areas

o     Difficulties in enforcing agreements and intellectual property rights

o     Fluctuations in local economic, market and political conditions

o Need for compliance with a wide variety of u.s. and foreign export regulations

o     Potential adverse tax consequences

o     Currency exchange rate fluctuations

We have not yet assessed the impact and cost that conversion to the Euro will have on both our internal systems and the our e-commerce software and solutions we sell. We will attempt appropriate corrective actions based on the results of our assessment. This issue and its related costs could materially adversely affect our business, financial condition and operating results.

WE HAVE TAKEN NO STEPS TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS OR AVOID INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS, WHICH COULD RESULT IN COSTLY LITIGATION

Our success depends in part on our ability to protect our proprietary rights. We currently have not yet engaged a law firm or taken any other steps to protect these rights. Until these rights are protected, anyone may copy aspects of our e-commerce software and solutions and obtain and use information that we regard as proprietary. Other parties may breach confidentiality agreements and other protective contracts with us and we may not become aware of, or have adequate remedies in the event of, such breach. To protect our proprietary rights, we plan to rely primarily on a combination of copyright, patent, trade secret and trademark laws, confidentiality agreements with employees and third parties and protective contractual provisions such as those contained in license agreements with business partners and customers, although we have not signed such agreements at this time. We will employ security access tools designed to restrict the unauthorized use of our e-commerce software and solutions but such tools may be difficult to enforce. It may be more difficult to protect our proprietary rights outside the United States. We also cannot assure you that a third party will not assert a claim that our technology violates its intellectual property rights. As the number of software our e-commerce software and solutions in our markets increases and product functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Any claims relating to the infringement of proprietary rights of third parties, regardless of their merit, could result in costly litigation, divert our management's attention and our company's resources, cause us to delay product shipments or require us to pay damages or enter into royalty or license agreements on terms that are not advantageous to us. Any of these results could materially adversely affect our business, financial condition and operating results.

OUR E-COMMERCE SOFTWARE AND SOLUTIONS MAY SUFFER FROM DEFECTS OR ERRORS, RESULTING IN ADDITIONAL EXPENSES OR LOST SALES

     Products as complex as our e-commerce software and solutions frequently contain errors or defects, especially when first introduced or when new versions are released. In some cases, we may have to delay commercial release of versions of our e-commerce software and solutions until problems are corrected and in some cases provide product enhancements to correct errors in released our e-commerce software and solutions. Our current and future e-commerce software and solutions or releases our e-commerce software and solutions may not be free from errors after commercial shipments have begun. Any errors that are discovered after commercial release could result in loss of revenues or delay in market acceptance, diversion of development resources, damage to our reputation or increased service and warranty costs, all of which could materially adversely affect our business, financial condition and operating results.

WE DO NOT CARRY LIABILITY INSURANCE.

Should we become involved in liability litigation, we may be responsible for large legal fees, financial settlements or fines. We have no insurance to cover these costs. Such fees, settlements or fines could substantially harm our business.

THE LEVEL OF DEMAND FOR OUR  E-COMMERCE  SOFTWARE  AND  SOLUTIONS  IS  UNCERTAIN
BECAUSE THE MARKET IS RAPIDLY EVOLVING AND SUBJECT TO BUSINESS AND CONSUMER TRENDS.

The popularity of certain good and our e-commerce software and solutions among consumers may vary over time due to subjective value, societal, business and consumer trends in general. Any decline in demand for our e-commerce software and solutions as a result of changes in business or consumer trends could harm our business. If the market does not develop as we expect, or if we fail to anticipate changing trends in our business, our financial condition and operating results will be harmed.

WE FACE A HIGH LEVEL OF COMPETITION IN THE SMALL TO MIDSIZE BUSINESS-TO-BUSINESS SECTOR OF THE ONLINE COMMERCE MARKET

     Wiremedia.com competes in the small to midsize business-to-business sector of the online commerce market. The tremendous growth and potential market size of the Internet access market and the absence of substantial barriers to entry have attracted many new start-ups as well as existing businesses from the telecommunications, cable and technology industries. As a result, the market for business to business e-commerce products and related services is extremely competitive. We anticipate that competition will continue to intensify as the use of the Internet grows.

We currently compete with a variety of companies, including

o  Local  online  service  providers  who  target  the  business   customer,
o  Full-Service Internet firms with related products.

There are approximately 2 direct competitors and 4 other indirect competitors within the sector. These competitors include: Verio, Hypermart, Bigstep, and Bizland. Many of the local online providers are able to service their client's needs at the local level, by virtue of their local presence. Many of the full-service firms are able to bundle other features into their offerings.

We believe that the following are the primary competitive factors in this market:

o A secure and reliable national network with sufficient capacity, quality of service and scalability to support continued growth

o A knowledgeable and effective sales force, and broad and effective distribution channels

o Knowledgeable and capable technical support personnel, and prompt and efficient customer care services

o     Internet system engineering and other technical expertise

o     Competitive prices

o     Timely introductions of new products and services

o     Sufficient financial resources

o     A recognized and trusted brand name

Many of our competitors have significantly greater market presence, brand recognition, and financial, technical, network capacity and personnel resources than we do. Wiremedia.com, unlike, its competitors, allows its clients to use its products without an upfront fee, but on a revenue sharing basis.

WE MUST KEEP UP WITH TECHNOLOGY TRENDS AND EVOLVING INDUSTRY STANDARDS

     The market for e-commerce products and solutions is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new product and service introductions. Our future success will depend, in part, on our ability to effectively use leading technologies, to continue to develop our technical expertise, to enhance our current services, to develop new products and services that meet changing customer needs, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis. We cannot assure you that we will be successful in accomplishing these tasks or that such new technologies or enhancements will achieve market acceptance.

We believe that our success is also dependent upon the continued compatibility and interoperability of our services with products and architectures offered by various vendors. We cannot assure you that we will be able to effectively address the compatibility and interoperability issues raised by technological changes or new industry standards. In addition, we cannot assure you that services or technologies developed by others will not render our services or technology uncompetitive or obsolete. For example, our services rely on the continued widespread commercial use of transmission control protocol/Internet protocol. Alternative open and proprietary protocol standards that compete with transmission control protocol/Internet protocol, including proprietary protocols developed by IBM and Novell, Inc., have been or are being developed. Any of these factors adversely impact our business, financial condition and results of operations.

OUR MANAGEMENT HAS SIGNIFICANT CONTROL OVER STOCKHOLDER MATTERS, WHICH MAY IMPACT THE ABILITY OF MINORITY STOCKHOLDERS TO INFLUENCE OUR ACTIVITIES.

Our officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. These persons will beneficially own, in the aggregate, approximately 85% of our outstanding common stock. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Wiremedia.com that might be beneficial to other stockholders.

OUR MANAGEMENT IS ONLY DEVOTING 50% OF THEIR TIME TO OUR BUSINESS. CONFLICTS IN INTEREST IN DECIDING HOW TO DOVOTE THEIR AVAILABLE TIME MAY CAUSE OUR BUSINESS TO BE LESS SUCCESSFUL THAN IF THEY DEVOTED FULL TIME TO OUR BUSINESS.

Under their employment agreements, our management is only required to devote half of their business time to us and the other half will be devoted to Biztalk.com, another business with which they are associated. Their devoting less than full time to our business may adversely impact our financial condition and results of operations.

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


THE PRICE OF OUR STOCK MAY FALL IF, AFTER THE MERGER, OUR INSIDERS SELL A LARGE NUMBER OF THEIR SHARES. IT MAY ALSO FALL IF NON-INSIDERS SELL THEIR SHARES AS WELL.

After the merger, 2 of our principal executive officers and other insiders will own an aggregate of 6,000,000 restricted shares. These shares may only be sold in compliance with Rule 144, except that there is no one year holding period because these shares are being issued under this registration statement. After the merger, 50 non-insiders will own an aggregate of restricted shares. These non-insiders are not subject to the restrictions of Rule 144, and all of these non-insider shares may be sold immediately.

Rule 144 generally provides that a person owning shares subject to the Rule who has satisfied or is not subject to a one year holding period for the restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of our total issued and outstanding shares.

A sale of shares by these security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop after the merger.

THERE HAS BEEN NO PRIOR MARKET FOR OUR COMMON STOCK. IF WE DON'T GET OUR STOCK LISTED FOR TRADING AFTER THE MERGER, WE WILL NOT HAVE SATISFIED THE PRIMARY OBJECTIVE OF THE MERGER TRANSACTION.

Prior to this offering, you could not buy or sell our common stock publicly. We may not be able to secure a market maker to file an application to have our stock listed for trading. Even if we do, an active public market for our common stock may not develop or be sustained after the offering.

WE EXPECT THE PRICE OF OUR COMMON STOCK TO BE VOLATILE. YOU MAY NOT BE ABLE TO SELL YOUR STOCK FOR MORE THAN YOU PAID FOR IT.

The trading price of our common stock has been and is likely to be extremely volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

o Actual or anticipated variations in our quarterly operating results.

o Announcements of technological innovations or new our e-commerce software and solutions by us or our competitors.

o Changes in financial estimates by securities analysts.

o Conditions or trends in the Internet and online commerce industries.

o The emergence of online securities trading.

o Changes in the market valuations of other Internet or online service companies.

o Developments in Internet regulations.

o Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

o Unscheduled system downtime.

o Additions or departures of key personnel.

o Sales of our common stock or other securities in the open market.

o Other events or factors that may be beyond our control.

In addition, the trading price of Internet stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many Internet stocks are extraordinarily high based on conventional valuation standards, such as price to earnings and price to sales ratios.

Any negative change in the public's perception of the prospects of Internet or e-commerce companies could depress our stock price regardless of our results. Other broad market and industry factors may decrease the market price of our common stock, regardless of our operating performance. Market fluctuations, as well as general political and economic conditions such as recession or interest rate or currency rate fluctuations, also may decrease the market price of our common stock.

In the past, securities series Action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources, which could harm our business, operating results and financial condition.

WE WILL BE SUBJECT TO PENNY STOCK RULES THAT MAY MAKE IT MORE DIFFICULT FOR YOU TO SELL YOUR SHARES.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following the closing of the merger and listing of our stock be subject to subject to such penny stock rules, our shareholders will in all likelihood find it more difficult to sell their securities.

                                MERGER APPROVALS

Approval of the merger

     On March 9, 2000, Michael T. Williams as the sole member of our board of directors approved the merger proposal. All our stockholders approved the merger proposal on the same date.

   On April 14, 2000, your board of directors unanimously approved the merger proposal.

                               MERGER TRANSACTIONS

      The merger agreement provides that each outstanding share of Wiremedia.com common stock, other than dissenting shares, as defined later in this document, will be exchanged for one share of Ninth Enterprise Service Group common stock. Immediately after the closing of the merger, the former holders of Wiremedia.com common stock will hold in the aggregate 6,800,000 shares of Ninth Enterprise Service Group common stock, or approximately 98% of the shares of Ninth Enterprise Service Group common stock to be outstanding immediately after the closing of the merger, calculated assuming the issuance of 6,930,000 shares of Ninth Enterprise Service Group common stock to the Wiremedia.com shareholders in the merger and based upon 130,000 outstanding shares of Ninth Enterprise Service Group common stock outstanding as of the date of the closing of the merger.

   The agreement provides that at the closing of the merger, Ninth Enterprise Service Group will

o     Change its name to Wiremedia.com
o     Adopt  Wiremedia.com articles and bylaws

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


o Elect, effective upon the effectiveness of the merger, new officers and a new board of directors to consist of the current officers and current directors of Wiremedia.com

   The agreement provides that Wiremedia.com's shareholders who vote against the merger are entitled to dissenters' rights with respect to the proposed the receipt shares of Ninth Enterprise Service Group common stock as set forth in Florida law. The agreement also provides for the payment to us of a Merger Fee of approximately $55,000.

   None of the shares of Ninth Enterprise Service Group common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of such shares not otherwise returned to us as provided in the merger agreement will be outstanding capital stock of Ninth Enterprise Service Group after the closing of the merger.

   The merger will be consummated promptly after this information statement/prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time a properly executed articles of merger are filed with the offices of the secretary of state of Florida. Thereafter, Wiremedia.com will be merged and Ninth Enterprise Service Group, with the result that Wiremedia.com will cease to exist and Ninth Enterprise Service Group will be the surviving corporation in the merger.

Fractional shares.

   As of the date of this information statement/prospectus, there were no fractional shares of Wiremedia.com's common stock outstanding. Because each outstanding share of Wiremedia.com's common stock will be entitled to receive one share of Ninth Enterprise Service Group's common stock under the terms of the merger agreement, there will be no fractional shares issued in the merger.

Bulletin board listing

   Ninth Enterprise Service Group will be subject to the reporting requirements of the securities exchange act of 1934 after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

   Upon closing of the merger, Ninth Enterprise Service Group will seek to become listed on the over the counter bulletin board under the symbol "*symbol". If and when listed, the Wiremedia.com's shareholders will hold shares of a publicly-traded Florida corporation subject to compliance with the reporting requirements of the exchange act. Because the state of incorporation, articles and bylaws of Ninth Enterprise Service Group will be the same as those of Wiremedia.com prior to the merger, the rights of shareholders of Wiremedia.com will not change as a result of the merger.

Background of the merger

     Ninth Enterprise Service Group. As discussed under Ninth Enterprise Service Group Business, Ninth Enterprise Service Group was formed primarily to serve as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Contacts between the Parties

     In late 1999, Mr. Colby Fede, President of Wiremedia.com entered into discussions with Mr. Michael T. Williams, Ninth Enterprise Service Group's President. After some additional discussions between the parties, Wiremedia.com indicated that it would be interested in discussing a possible business combination with Ninth Enterprise Service Group. Thereafter, there were numerous telephone conversations between the companies relating to various aspects of the potential merger, including in-depth discussions concerning the steps that needed to be taken to close the merger.

Following these discussions, representatives of Ninth Enterprise Service Group and Wiremedia.com negotiated the basic structure, terms and conditions of the merger. Of the $55,000 merger fee to be paid to us by Wiremedia.com under the terms of the merger agreement, Mr. Williams will receive $10,000 for his role as current president and director. The remaining $45,000 will be paid to Williams Law Group for legal services in preparing this registration statement.

Upon formation, Mr. Williams was issued 1,000,000 shares. In connection with the merger, we agreed to effect a reverse split such that Mr. Williams' Trust will own 130,000 shares prior to the closing of the merger. In addition, the agreement called for Wiremedia.com to retain the NASD member firm of Harrison Douglas as financial advisor to it in the transaction. They shall be paid $30,000 and receive 130,000 shares of Wiremedia.com before the merger for acting as financial advisor. Although not rendering a formal fairness opinion, as financial advisor to the board of Wiremedia.com, Harrison Douglas has agreed to advise Wiremedia.com's board as to whether it believes the merger will accomplish Wiremedia.com's objectives. In addition, Harrison Douglas will also be available to respond to any concerns or answer any questions the Wiremedia.com board might have during the acquisition process.

After having reached resolution on all open issues, a preliminary merger agreement was drafted and Wiremedia.com convened a special meeting of its board of directors at which the agreement of merger and the other transactions required by the merger agreement were discussed and reviewed. Thereafter, the board of directors of Wiremedia.com unanimously adopted and approved the preliminary agreement and the transactions required by the merger agreement. A merger agreement is currently being drafted.

     Neither of the respective boards of Directors of Ninth Enterprise Service Group or Wiremedia.com requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to Ninth Enterprise Service Group and its stockholders Wiremedia.com and its shareholders.

Reasons for the merger

     Ninth Enterprise Service Group' reasons for the merger.

   In considering the merger, the Ninth Enterprise Service Group board took note of the fact that Wiremedia.com could produce audited financial statements and other information necessary for the filing of this information statement/prospectus and agreed to pay a merger fee to us, the Ninth Enterprise Service Group board determined that the merger proposal was fair to, and in the best interests of, Ninth Enterprise Service Group and the Ninth Enterprise Service Group's stockholders.

     Wiremedia.com's reasons for the merger.

o Increase the visibility of Wiremedia.com's business, which could be helpful in further developing and commercializing Wiremedia.com's products.

o Facilitate Wiremedia.com's ability to raise capital in the public markets.

o Potentially improve Wiremedia.com's shareholders' ability to sell their shares in the over-the-counter market.

Interests of certain persons in the merger

   Upon the closing of the merger, the current directors and executive officers of Wiremedia.com will become the directors and executive officers of the surviving corporation.

Material Federal Income Tax Consequences

     The following discussion summarizes the material federal income tax consequences of the merger that are generally applicable to holders of Wiremedia.com's common stock. This discussion is based on currently existing provisions of the Internal Revenue code of 1986, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Wiremedia.com shareholders, as described herein.

     Wiremedia.com's shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, banks or insurance companies, are subject to the alternative minimum tax provisions of the code, are foreign persons, are tax-exempt entities, are taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to, concurrently with or after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act, whether or not such transactions are in connection with the merger. Accordingly, all shareholders are urged to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

     Neither Ninth Enterprise Service Group nor Wiremedia.com has requested, or will request, a ruling from the Internal Revenue Service, IRS, with regard to any of the federal income tax consequences of the merger. It is the opinion of Williams Law Group, P.A., counsel to Ninth Enterprise Service Group, that the merger will constitute a reorganization under Section 368(a) of the code. The tax opinion is based on certain assumptions, as well as representations received from Wiremedia.com, Ninth Enterprise Service Group and certain shareholders of Wiremedia.com and will be subject to the limitations discussed below. Of particular importance are the assumptions and representations relating to the continuity of interest requirement discussed below. Moreover, the tax opinions will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent such descriptions relates to statements of law, it is correct in all material respects.

     Subject to the limitations and qualifications referred to herein, and as a result of the merger's qualifying as a reorganization, the following federal income tax consequences should, under currently applicable law, result:

      No gain or loss will be recognized for federal income tax purposes by the holders of Wiremedia.com common stock upon the receipt of Ninth Enterprise Service Group common stock solely in merger for such Wiremedia.com common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

      The aggregate tax basis of the Ninth Enterprise Service Group common stock so received by Wiremedia.com shareholders in the merger will be the same as the aggregate tax basis of the Wiremedia.com common stock surrendered in merger therefore.

      The holding period of the Ninth Enterprise Service Group common stock so received by each Wiremedia.com shareholder in the merger will include the period for which the Wiremedia.com common stock surrendered in merger therefore was considered to be held, provided that the Wiremedia.com common stock so surrendered is held as a capital asset at the closing of the merger of the merger.

   A holder of Wiremedia.com common stock who exercises dissenters' rights with respect to a share of Wiremedia.com common stock and receives a cash payment for such share generally should recognize capital gain or loss, if such share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in such share and the amount of cash received, provided that such payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the code after giving effect to the constructive ownership rules of the code. A sale of shares under an exercise of dissenters' rights generally will not be so treated if, as a result of such exercise, the shareholder exercising dissenters' rights owns no shares of capital stock of the Ninth Enterprise Service Group, either actually or constructively within the meaning of Section 318 of the code, immediately after the merger.

   Neither Ninth Enterprise Service Group nor Wiremedia.com will recognize gain solely as a result of the merger.

     Characterizing the merger as a reorganization is dependent on certain requirements. One key requirement is that there is a continuity of interest with respect to the business of Wiremedia.com . In order for the continuity of interest requirement to be met, shareholders of Wiremedia.com must not, under a plan or intent existing at or prior to the closing of the merger of the merger, dispose of so much of their Wiremedia.com common stock in anticipation of the merger, plus the Ninth Enterprise Service Group common stock received in the merger that the Wiremedia.com shareholders, as a group, would no longer have a significant equity interest in the Wiremedia.com business being conducted by the us after the merger .

   Wiremedia.com shareholders will generally be regarded as having a significant equity interest as long as the Ninth Enterprise Service Group common stock received in the merger, in the aggregate, represents a substantial portion of the entire consideration received by the Wiremedia.com shareholders in the merger. This requirement is frequently referred to as the continuity of interest requirement. If the continuity of interest requirement is not satisfied, the merger would not be treated as a reorganization. The law is unclear as to what constitutes a significant equity interest or a substantial portion. The IRS ruling guidelines require eighty percent continuity, although such guidelines do not purport to represent the applicable substantive law. Accordingly, certain Wiremedia.com shareholders will be asked to execute and deliver to Wiremedia.com a continuity of interest certificates prior to the closing of the merger. The continuity of interest certificates obtained from such shareholders contemplate that the eighty percent standard will be applied. If such requirement is not satisfied, the merger will not be treated as a reorganization.

     A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o Wiremedia.com would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between the sum of the fair market value, as of the closing of the merger, of the Ninth Enterprise Service Group common stock issued in the amount of the liabilities of Wiremedia.com assumed by Ninth Enterprise Service Group in the Wiremedia.com's basis in such assets

o Wiremedia.com shareholders would recognize gain or loss with respect to each share of Wiremedia.com common stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the closing of the merger, of the Ninth Enterprise Service Group common stock received in merger therefore.

In such event, a shareholder's aggregate basis in the Ninth Enterprise Service Group common stock so received would equal its fair market value and the shareholder's holding period for such stock would begin the day after the merger is consummated.

     Even if the merger qualifies as a reorganization, a recipient of Ninth Enterprise Service Group common stock would recognize income to the extent that, for example, any such shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the Wiremedia.com common stock surrendered. Generally, such income is taxable as ordinary income upon receipt. In addition, to the extent that Wiremedia.com shareholders were treated as receiving, directly or indirectly, consideration other than Ninth Enterprise Service Group common stock in merger for such shareholder's common stock gain or loss would have to be recognized.

   This discussion does not address the tax consequences of the merger to holders of Wiremedia.com warrants and options, who, as a result of the merger, will receive Ninth Enterprise Service Group warrants and options. Holders of such securities should consult their tax advisors with respect to such tax consequences.

Termination.

At any time prior to the Effective Date, the merger agreement may be terminated, and the merger abandoned under certain circumstances, including:

o By mutual consent of Ninth  Enterprise  Service Group and  Wiremedia.com
o By either party if any of the other party's representations and warranties contained in the merger agreement shall be or shall have become inaccurate, or if any of the other party's covenants contained in the merger agreement shall have been breached

o By either party if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger

o By Wiremedia.com if the consents have been solicited and the merger agreement shall not have been adopted and approved by the required vote

o By Wiremedia.com if Wiremedia.com reasonably determines that the timely satisfaction of any condition to its obligations to consummate the merger has become impossible or unlikely.

Dissenters' Rights

     The following summary of dissenters' rights under Florida law is qualified in its entirety by reference to chapter 607, Florida Statutes.

     Failure to strictly  follow the  procedures set forth therein may result in the loss, termination or waiver of dissenters' rights. A Wiremedia.com shareholder who fails to sign and return a proxy card disapproving and withholding authorization for the merger or to attend the Wiremedia.com special meeting and vote his or her shares against the merger will not have a right to exercise dissenters' rights. A Wiremedia.com shareholder who desires to exercise his or her dissenters' rights must also submit a written demand for payment to Wiremedia.com before the date of the Wiremedia.com special meeting.

   Section 607.1303 of Florida law provides the following procedure for exercise of dissenters' rights.--

o           The corporation shall deliver a copy of ss. 607.1301,  607.1302, and
            607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

o Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who did not vote for, or consent in writing to, the proposed action.

o Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

o Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment for dissenting and shall not be entitled to vote or to exercise any other rights of a shareholder.

In accordance with the foregoing requirement, the text of the relevant sections is set forth below:

607.1301  Dissenters' rights; definitions provides as follows:

   "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

   "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

o "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302  Right of shareholders to dissent provides as follows:

o Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

o Consummation of a plan of merger to which the corporation is a party, f the shareholder is entitled to vote on the merger, or

o        If the corporation is a subsidiary that is merged with its parent under
         s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

o Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

o As provided in s. 607.0902(11), the approval of a control-share acquisition;

o Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

o Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

o Altering or abolishing any preemptive rights attached to any of his or her shares;

o Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

o Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of

o       accrued dividends or other arrearages in respect to such shares;

o Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

o Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

o Reducing the stated dividend preference of any of the shareholder's preferred shares; or

o Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

o Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

o        A  shareholder  dissenting  from any  amendment  specified in paragraph
         (1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

o A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

o Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

o A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Accounting Treatment

     For accounting purposes, the merger will be treated as an acquisition by a predecessor corporation.

Merger Procedures

     Unless otherwise designated by a Wiremedia.com shareholder on the transmittal letter, certificates representing shares of Ninth Enterprise Service Group common stock issued to Wiremedia.com shareholders will be issued and delivered to the tendering Wiremedia.com shareholder at the address on record with Wiremedia.com . In the event of a transfer of ownership of shares of Wiremedia.com common Stock represented by certificates that are not registered in the transfer records of Wiremedia.com , the shares may be issued to a transferee if such certificates are delivered to the Transfer Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Transfer Agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of

o An affidavit of that fact from the holder claiming such certificates to be lost, mislaid or destroyed, Such bond, security or indemnity as the surviving corporation and the merger agent may reasonably require

o Any other documents necessary to evidence and effect the bona fide merger, the merger agent shall issue to holder the shares into which the shares represented by such lost, stolen, mislaid or destroyed

o        Certificates have been converted.

Neither Ninth Enterprise Service Group, Wiremedia.com , nor the Transfer Agent is liable to a holder of Wiremedia.com's common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the Wiremedia.com's shareholders constitutes ratification of the appointment of the Transfer Agent.

     After the closing of the merger, holders of certificates will have no rights with respect to the shares of Wiremedia.com common stock represented thereby other than the right to surrender such certificates and receive in merger the shares of Ninth Enterprise Service Group common stock to which such holders are entitled.

--------------------------------------------------------------------------------
Insert MD&A
--------------------------------------------------------------------------------

                            WIREMEDIA.COM'S BUSINESS

   Wiremedia.com was incorporated in January 2000. In January 2000, Wiremedia launched a proprietary technology that allows Internet based businesses to produce and deploy customized, and integrated e-marketplace enabled websites. During the remainder of calendar year 2000, Wiremedia's operating activities will consist of recruiting personnel, upgrading its technology, building and operating infrastructure, and aligning with companies that complement its objectives. Wiremedia.com launched its website in March 2000, and will ship its first product in July 2000. In February 2000, Wiremedia.com began working on several strategic alliances with leading online and business-to-business product and service marketers.

     Wiremedia.com intends to become a leading provider of business-to-business e-marketplace software and solutions which enable small to medium sized companies to construct, deploy and maintain internet based B2B online electronic marketplaces. Wiremedia.com will provide private-label sales leads and RFP services to the online B2B marketplace by powering a network of websites that bring buyers and sellers together through a shared database of goods and services that are industry specific. Our e-marketplace solutions enable businesses to launch fully configured, custom-branded and flexible internet sales leads and RFP sites without investing in technology, personnel, or infrastructure. By maintaining our private-label network sites on our servers, we are able to aggregate the sales leads and RFPs from our networks sites and distribute these opportunities across the Wiremedia.com network. The result is a highly liquid sales lead and RFP service with a large number of potential qualified buyers and a broad range of qualified sellers.

   The Wiremedia.com network provides both a compelling marketplace for businesses looking for qualified sales leads and buyers looking to purchase products and services from qualified suppliers. Through our B2Bnetware technology, we find and match the purchasing needs of buyers to that of qualified sellers, seamlessly connecting both parties, thereby owning the content pipeline between buyer and seller.

     We intend to further enhance the value of our product offering by developing, both internally and through strategic vendor relationships, a further array of value-added, higher margin product and service offerings to continue to address our ever changing customer demands.

 BACKGROUND OF OUR BUSINESS

     Value-added Internet services, including electronic commerce services, represents one of the fastest growing segments of the business services market.

The availability of Internet access, advancements in technologies required to navigate the Internet, and the proliferation of content and applications available over the Internet have attracted a rapidly growing number of Internet users.

The interactive nature of the Internet allows online merchants to communicate effectively with one another, and with customers, and allows advertisers to target customer bases having specific demographic characteristics and interests. As a result, the Internet is emerging as an attractive, and in many cases, preferred medium for the transaction of business, including e-commerce activities. Business-to-business electronic commerce, according to Forrester Research, is projected to grow from $100 billion in 1999 to $1.3 trillion in 2003.

Our market is growing rapidly because the internet allows businesses to bypass many of the traditional, inefficient means of conducting business by moving all or part of the business operations online, they can cut operating cost, and deploy products and services quicker then ever. In moving their operations online, many businesses need solutions to help them establish and maintain a presence online. Wiremedia.com provides such a solution.

Businesses  are  increasingly   adding  a  variety  of  enhanced   services  and
applications to their basic Web site platforms, in order to more fully capitalize on the power of the Internet. These services and applications allow them to more efficiently communicate company information, expand and enhance their distribution channels, increase productivity through back-office automation and reduce costs. Wiremedia.com expects this trend to continue as high-bandwidth, high functionality value-added services continue to be developed, improve and proliferate and as Internet usage continues to expand.

Further, by provisioning its Web site with enhanced application tools, the company can automate business processes such as sales order entry, shipping, inventory management and customer service from this site. When conducting electronic commerce over a Web site, a company typically will add security, shopping cart, and payment processing capabilities to its basic Web site.

     The Internet software service provider market is segmented into large national or multinational providers such as Verio, which typically are full service providers, and regional and local providers which generally offer a smaller range of services and products and lack the ability to meet all the needs of a business customer. We have specifically targeted the small and medium sized business market for the provision of our Internet services. Industry analysts have reported that small and medium sized businesses represent a potential market of over seven million customers in the U.S.

OUR COMPETETIVE STRATEGY

     Our competetive strategy of supplying software solutions and services to customers on a revenue sharing basis is unique in the industry. In formulating its business strategy, We believe that Wiremedia.com has a competitive advantage in serving these business customers because we lower their cost to use and implement our products and services without charging being charged an upfront fee by Wiremedia.com.

   Wiremedia.com's goal is to be the premier, full-service provider of Internet services to small and medium sized businesses. The key elements of our strategy in accomplishing this goal are to develop and offer value-added products and services to increase revenues. Small and medium sized businesses are increasingly looking for value-added products and services that allow them to further leverage the power of the Internet to expand markets, increase productivity and reduce costs. We believe that our products and services give us a competitive edge in offering high-margin, value-added Internet services and bundled packages to meet the evolving needs of our current and future customers. As a result, we believe that we will be able to derive increasing revenue from these customers and increase profitability by selling an expanding array of value-added services.

   Examples of these Web-based value-added services include electronic commerce, unified messaging, office and business process automation capabilities, audio and video applications, automated Web site authoring tools and templates and redundant "hot" sites across multiple national and international data centers. We expect to provide these further value-added services through a combination of internal development and packaging, acquisitions and new relationships with Internet hardware, software and service companies.

We intend to create customer loyalty by:

o Comprehensive and high-quality product -We intend to provide our customers with a product that is easy to use, and implement into their Internet commerce infrastructure. Customers will be able to download and self install our product online.

o Innovative use of technology - We intend to provide our customers with scalable and upgradeable technology. The Wiremedia.com software employs unique technology which allows it to automatically customize and scale to each client's specific needs.

o Broad selection, high-quality products - We intend to provide our customers with complementary and supplementary technologies which will serve as adjuncts to our current e-commerce technologies or as stand alone supplements to our technology.

o A high level of customer service - We intend to provide Internet based live chat customer service to our customers

o Competitive pricing - We intend to provide our product at no upfront fee to our customer base, instead charging them on the per use basis.

o     Personalized   service  -  We  intend  to  provide  our   customers   with
      technologies that will automatically customize to fit the client's needs.

PRODUCTS AND SERVICES

     Wiremedia.com currently offers a comprehensive range of business Internet services through value-added products and services. Wiremedia.com offers a core suite of products and services. As its customers needs evolve, Wiremedia.com intends to continue to develop a broad range of value-added products and services independently, through acquisition, and through strategic relationships with key vendors.

   Software products: Our software products include browsers, set up disks and other solutions that permit customers to more effectively and easily integrate our e-commerce solutions into their website.

   Electronic Commerce Solutions: Electronic commerce provides businesses the ability to sell products and services on the Internet. The electronic commerce or e-commerce capability can be added to an existing Web site or it can be the basis for a Web site, starting with the customer's product catalog. The principle basic components of an e-commerce enabled Web site include:

o     A Web site

o A catalog of the products to be sold from the site, including prices and inventory -- a secure means of accepting orders from customers visiting the site

o A secure means of accepting payment for those orders -- a means of calculating the appropriate tax and shipping costs attributable to the order

o     Transaction reporting capability

o A means of reconciling these transactions with the company's accounting records

            Wiremedia.com "intends to offer" a variety of e-commerce packages. Our entry level "B2Bnetware" product is designed to provide private-label sales leads and RFP services to the online B2B marketplace by powering a network of websites that bring buyers and sellers together through a shared database of goods and services that are industry specific. The "B2Bnetware Extra" product is for the more sophisticated network partners who desires an unlimited number of customization These network partners will receive more highly customized and more flexible internet sales leads and RFP sites.

   We have relationships with numerous providers of the various components of our e-commerce solutions, including tools for catalog and site creation, merchant accounts, digital certificates, transaction processing and numerous additional components that are required to build a completely commerce enabled Web site. We will continue to invest in creating a greater suite of e-commerce packages as this market develops.

     Web Site Design: Web site design is the development of the Web site content that will be displayed on the Web site when it is being viewed on the Internet. We rely principally on our resellers to create the Web sites for our customers. In addition to relying on the Web design services of our resellers, we offer Web design services to a select set of our customers. This may entail development of a basic Web page through to the development of a sophisticated e-commerce Web site.

     We believe that more advanced Web-site based application products will continue to expand as businesses require more sophisticated on-line commerce capabilities. We are continually seeking to acquire technology from third parties to incorporate with our existing solutions to provide more and more functionality to our commerce product offerings, as well as exploring additional Web-based services through internal development. In particular, our efforts are focused on expanded Web-site based electronic commerce capabilities, unified messaging and virtual offices, audio and video appliances, automated Web site authoring tools and templates, basic automated marketing tools, and redundant hot"sites across multiple national and international data centers. We continue to assess potential opportunities to extend new offerings as they become available, and to evaluate our ability to implement these solutions in a cost-effective way while maintaining quality of service for our customers.

We intend to build and increase our revenues by:

o Expanding our revenue-sharing commerce relationships.
o Expanding the number and scope of our fee-based premium membership services.
o Adding  additional fee based technical  support  services to for our clients.
o Expanding the number and scope of our fee-based premium membership services.

MARKETING

     Wiremedia.com's marketing focuses on stimulating demand for Wiremedia.com's services through on line advertising, which consists of consists of general rotation and keyword-specific Web banner advertisements. The significant flexibility of online advertising allows the Company to quickly adjust its advertising plans in response to seasonal and promotional activities.

In the future we may also rely on marketing communications and public relations. We may focus traditional media efforts on advertisements in major business and technical publications, television commercials, radio spots and direct mail. Other marketing vehicles may include collateral materials, trade shows, direct response programs and management of our Web site. Public relations will focus on cultivating industry analyst and media relationships with the goal of securing broad media coverage and public recognition of the Wiremedia.com brand name.

SALES AND DISTRIBUTION

     Wiremedia.com intends to utilize multiple distribution channels in order to extend its reach and leverage its service capabilities.

   Wiremedia.com will use a combination of direct sales, online marketing, telemarketing, value-added resellers and private label resellers.

     Direct Sales. Direct marketing techniques will be used to target customers that would achieve substantial benefit from the business applications afforded by the Internet. Some direct marketing tactics include direct mail, telemarketing, seminars and trade show participation. We work with key vendors to assist in these direct marketing efforts. We co-market with these vendors through direct mail programs, joint seminar development and joint trade show involvement.

     Online Sales. We intend to have have an extensive online marketing program, consisting of general rotation and keyword-specific Web banner advertisements, which stimulate interest in and leads for our products and services. Much of this online activity directs prospects to our online Web sites from which prospects may make a product selection and order a product online. We are able to generate a substantial amount of sales of our Web hosting products through this selling technique as a result of the high degree of automation built into our Web site provisioning process.

     Resellers and Indirect Sales. We believe that indirect sales channels contribute significantly to our growth, and have developed three primary reseller partner programs that provide us with a formal indirect distribution strategy.

     The benefits that we derive from these programs including greater market reach without fixed overhead costs, and the ability to use partners to assist in the delivery of complete solutions to meet customer needs. In addition to local partnerships, we are working with several national companies to expand our indirect sales capability.

CUSTOMERS

Our customers will be primarily small to medium size businesses. Industry analysts have reported that small and medium sized businesses represent a potential market of over seven million customers in the U.S. We have specifically targeted the small and medium sized business market for the provision of our Internet services because:

o A small percentage of this market currently utilizes the Internet, but that number is increasing rapidly and is expected to be one of the fastest growing segments of the Internet industry.

o These businesses have rapidly expanding Internet needs, as they and their customers look more and more to the Internet for information, as a standard mode of communication, and to conduct business in increasingly sophisticated and cost-effective ways.

o These companies often look to an Internet software provider to fulfill these needs, because they typically lack the technology expertise, information technology resources, capital, personnel, or ability to bear the time-to-market and operational risks required to install, maintain and monitor their own Web servers and Internet access.

Businesses that have outsourced their Internet requirements tend to become quite dependent on their Internet software provider and tend to change Internet software providers relatively infrequently.

Under the terms of contracts, we receive a percentage of their net sales using our products and services, generally 10%. In general, these contracts can be terminated upon 120 days notice.

TECHNOLOGY AND NETWORK OPERATIONS

We have developed proprietary software that allows us to provide our services on an efficient and cost-effective basis by automating the following back-end functions:

o     Order-taking and processing

o Customer billing via credit cards, check, bank transfer and accounts receivable

o     Account provisioning and activation

o     Server management and monitoring

o Coordination of the electronic mail subsystem to integrate electronic mail forwarding, multiple electronic mail accounts on a single web site and autoresponders

o     Inherent distributor-dealer-customer hierarchy of all data

o     Support for third-party feature plug-ins

     In addition, we provide a front-end interface that allows a customer to set up accounts, change account parameters, check Web site statistics quickly and easily and verify billing information. Our product was engineered to maximize automation to achieve high levels of scalability, and the modular design allows additional server groups to be supported easily. Language and branding independence enables international value-added resellers and OEMs to localize for foreign languages and customize the interface quickly and with minimal effort.

     Data Centers. We currently utilize space in a data center located in Alexandria, Va. Wiremedia.com's data center includes environmental controls, back-up generators, Cisco routers and switches, and continuous monitoring capabilities to ensure high-quality service with minimal interruptions.

NATIONAL SUPPORT SERVICES

     Wiremedia.com is developing national support services designed to increase operational efficiencies and enhance the quality, consistency and scalability of Wiremedia.com's services. These support services will include 24/7 customer technical support and service, financial information management through a central, standardized accounting system and a sophisticated billing and collections system.

     Customer Technical Support. The support center team is using a leading customer support trouble ticketing and workflow management system offered by Digital Nation. The system enables us to track, route, and report on customer issues. It provides significant benefit in ensuring quality and timely care to customers. Based on information received through the trouble ticketing system, as well as through the centralized billing and collections system, we are able to monitor network reliability and outage experiences. Wiremedia.com will not, as a general matter, provided service warranties or offered a standard service credit policy.

     Financial Information Management. We will seek to convert all of our acquired Internet service provider operations to the PeopleSoft(TM) financial reporting system and the ADP payroll/human resources system, in order to provide a central, standardized accounting system. These proposed enhancements are part of our initiative to implement continuous improvement methodology and to create a learning organization.

     Billing and Collections. We will seek to implement the Kenan Systems' EC Arbor billing solution which offers high quality, flexibility, cost-effectiveness and scalability. Kenan is a leading billing solutions provider to the telecommunications industry, providing accurate, timely, and easy-to-understand invoicing.

LEGAL PROCEEDINGS

We are not a party to or aware of any pending or threatened lawsuits or other legal actions.

EMPLOYEES

       As of January 31, 2000, Wiremedia.com employed approximately two people, including full-time and part-time employees at our corporate headquarters in Florida. Over the course of the next twelve months, Wiremedia intends to staff 10 employees in the areas of Sales, 10 employees in the area of product development and 10 employees in the area of administration. We consider our employee relations to be good. None of our employees are covered by a collective bargaining agreement.

                                   MANAGEMENT

   The names and ages of our executive officers and directors as of January 31, 2000 are as follows:

--------------------------------------------------------------------------------
   Name                 Age        Position
--------------------------------------------------------------------------------
   Colby R Fede             27     President/CEO/Director
   ------------                    CFO/Director
--------------------------------------------------------------------------------
   Irene MacAllister        26
--------------------------------------------------------------------------------

Mr. Colby R Fede joined us upon formation in January 2000. Mr. Fede has been associated with Biztalk.com as founder since September 1999. From December 1997 to December 1999, Mr. Fede served as the Business Development Director for Netmedia Interactive. Prior to that time, he was a full-time student. Mr. Fede received a B.A. in Sociology from the University of Florida in May of 1997.

Biztalk.com gathers and distributes information, called content, to members of the Biztalk.com website. Biztalk.com focuses on small to medium sized business-to-business activities. In contrast, Wiremedia.com is an application service provider. Wiremedia.com deploys electronic marketplace services to a network of internet websites.

Ms. Irene MacAllister joined us upon formation in January 2000. Ms. MacAllister has been associated with Biztalk.com as CFO since September 1999. From January 1998 to December 1999, Ms. MacAllister served as the assistant chief financial officer for Netmedia Interactive. Prior to that time, she was a full-time student. Ms. MacAllister received a B.A in Sociology from the University of Florida in December 1996.

Directors serve for a one year term. Our Bylaws currently provide for a Board of Directors comprised of two directors.

Employment Agreements

We entered into an employment agreement dated February, 2000 with Colby Fede under which he acts as our president and CEO. The agreement becomes effective as of the date we receive more than $500,000 of gross investment capital, which has not yet occurred. As of the date of this prospectus, we have raised approximately $70,000 of this amount. When the agreement becomes effective, he will receive a base rate of compensation of $70,000.00 per year.

The agreement is for a period of two 2 years, subject to earlier termination. If employment is terminated without reasonable cause as defined in the agreement or because of employee's disability, as determined by employer in good faith, then he shall be entitled to severance compensation equal to his then-current base salary and benefits for a period of 24 months.

He is only required to devote 50% of his business time to our business. He is subject to a covenant not to compete in our business anywhere in the world during the term of the agreement and for 24 months after termination under certain circumstances.

Under the agreement, he will be issued 200,000 Preferred Stock Series A which may, under certain conditions, be converted into 2,000,000 shares of Common Stock.

We entered into an employment agreement dated February, 2000 with Irene MacAllister under which she acts as our vice president and COO. The agreement becomes effective as of the date we receive more than $500,000 of gross investment capital, which has not yet occurred. As of the date of this prospectus, we have raised approximately $70,000 of this amount. When the agreement becomes effective, she will receive a base rate of compensation of $60,000.00 per year. Other terms are the same as Mr. Fede's agreement, except she will be issued 50,000 shares preferred stock series a which may, under certain conditions, be converted into 500,000 shares of common stock.

She is only required to devote 50% of her business time to our business. She is subject to a covenant not to compete in our business anywhere in the world during the term of the agreement and for 24 months after termination under certain circumstances.

Board Compensation

Our directors do not receive cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board or committee meetings.

Board Committees

   We have no compensation committee or other board committee performing equivalent functions. Mr. Fede, our current chief executive officer, and Ms MacAllister, our CFO, participated in deliberations of our board of directors concerning executive officer compensation.

      RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

     RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

In January, 2000, we issued 5,000,000 shares to our CEO Mr. Fede, and 1,000,000 shares to Ms. MacAllister, our CFO, each of whom are founders. Each received their shares for approximately $37,750 in cash.

Mr. Fede, our CEO, provides various equipment and a portion of his home for office space for no consideration. The value of this equipment and office space are considered to be insignificant.

All future transactions between Wiremedia.com, Inc. and its officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 15, 2000 by

o Each shareholder known by us to own beneficially more than 5% of the common stock
o Each  executive  officer
o Each director and all directors and executive officers as a group:

--------------------------------------------------------------------------------
          Name               Number of Shares     Percentage      Percentage
                                                  before merger    after merger
--------------------------------------------------------------------------------
       Colby R Fede                 5,000,000            70              68.5
--------------------------------------------------------------------------------
       Irene MacAllister            1,000,000            15              14.5
--------------------------------------------------------------------------------
       All directors and named      6,000,000            85              83
    executive officers as a
    group (2 persons)
--------------------------------------------------------------------------------


    (1) This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 6,800,000 of Common Stock outstanding as of April 15, 2000.

                  DESCRIPTION OF WIREMEDIA.COM'S CAPITAL STOCK

   ----------------------------------------------------------------------
      Authorized Capital Stock          Shares Of Capital Stock Outstanding

   ----------------------------------------------------------------------
               50,000,000                                    6,800,000
   ----------------------------------------------------------------------
               20,000,000                                    250,000
   ----------------------------------------------------------------------

Common Stock

We are authorized to issue 50,000,000 shares of no par common stock. As of April 15, 2000, there were shares of common stock outstanding held of record by 52 stockholders.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock. We have agreed to issue 250,000 shares of Convertible Preferred Stock Series A to management upon filing of the related Certificate of Rights and Preferences with the Secretary of State of Florida. These shares have the following rights and preferences:

o The holder may convert each shares of Convertible Preferred Stock - Series A into 10 shares common shares convertible at any time, in whole or in part, at any time for period commencing October 23, 2000 and ending on December 31, 2010.

o The shares shall become convertible upon such time there are five thousand or more registered subscribers to Wiremedia.com or its affiliate internet websites. No additional consideration is payable upon conversion. If such event has not occurred by termination date, then the right to convert shall also be terminated.

o The right to convert shall not be exercisable until Wiremedia.com completes a listing of its common shares on the bulletin board or similar stock exchange. The shares are forfeited to us for no consideration the foregoing is not completed within two years of the date of issuance of the shares.

o The shares shall have a preference over holders of common stock upon liquidation equal to $.001 per share.

There are no other shares of preferred stock outstanding. Issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any additional shares of preferred stock.

Dividends

We have never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent and Registrar

We are the transfer agent and registrar for our common stock.

                    NINTH ENTERPRISE SERVICE GROUP'S BUSINESS

History and Organization

     We were organized under the laws of the state of Florida in March, 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Operations

     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to become an SEC reporting company. We will not restrict our search to any specific business, industry or geographical location.

     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in our treasury or loaned by management. This is based on an oral agreement between management and us.

Employees

We presently have no employees. Our officer and director is engaged in business activities outside of us, and the amount of time he will devote to our business will only be between five, 5, and twenty, 20, hours per person per week. It is anticipated that management will devote the time necessary each month to our affairs of until a successful business opportunity has been acquired.

Selected Financial Data

The following information concerning our financial position and operations is as of and for the period ended December 31, 1999

Total assets                                    $  0
Total liabilities                                  0
Equity                                             0
Sales                                              0
Net loss                                       3,079
Net loss per share                              0.00

Management Discussion And Analysis Or Plan Of Operation

    We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have no assets. Our expenses to date, all funded by a capital contributions from management, are $3,079.

    Substantially all of our expenses that must be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management has orally agreed to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of an acquisition, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

   We do not intend to seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.

Properties.

     We are presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost as our office. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between us and Mr. Williams. We at present own no equipment, and do not intend to own any.

Security Ownership of Certain Beneficial Owners and Management.
--------------------------------------------------------------

   The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 28, 2000 by

o Each shareholder known by us to own beneficially more than 5% of the common stock
o Each  executive  officer
o Each director and all directors and executive officers as a group:

--------------------------------------------------------------------------------
    Name         Number of shares   Percentage  Number of shares    Percentage
                 Pre-Merger(1)      before      after merger(1)(2)  after merger
                                    merger
--------------------------------------------------------------------------------
Michael T. Williams(1)   1,000,000        100%        130,000          2%
2503 W. Gardner Ct.
Tampa FL 33611
--------------------------------------------------------------------------------
 All directors and        1,000,000        100%       130,000          2%
named executive
oficers as a group
(one person)
--------------------------------------------------------------------------------


    This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 1,000,000 shares of Common Stock outstanding as of February 28, 2000.

 (1) Owned by the Williams Blind Trust, with beneficiaries as Tenants by the Entireties of Michael Williams and Donna Williams, his wife. Under the terms of the trust, all sales decisions will be made exclusively by the trustee and no details of the trust's holdings or sales will be disclosed to the beneficiaries.

(2) In connection with the merger, we have agreed to effect a reverse split such that Mr. Williams' Trust will own 130,000 shares prior to the closing of the merger.

Mr. Williams may be deemed our founder, as that term is defined under the securities act of 1933.

Directors and Executive Officers.
--------------------------------

The following table and subsequent discussion sets forth information about our director and executive officer, who will resign upon the closing of the acquisition transaction. Our director and executive officer was elected to his position in April, 1999.

 Name                            Age           Title

 Michael T. Williams             51            President, Treasurer and Director

   Michael T. Williams responsibilities will include management of our operations as well as our administrative and financial activities. Since 1975 Mr. Williams has been in the practice of law, initially with the U.S.
 Securities and Exchange Commission until 1980, and since then in private practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

Executive Compensation.

 The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended December 31, 1999, by our other executive officers whose salary and bonus for period ended December 31, 1999 exceeded $100,000.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal Position    Annual Compensation - 1999
---------------------------    --------------------------
                               Salary, $,      Bonus, $,   Number of Shares
                               ----------      ---------      Underlying
                                                              Options, #,

Michael T. Williams,            None           None                  None
President

 We have agreed orally to pay Michael T. Williams $10,000 of salary for all services rendered and to be rendered from the date of our incorporation until the acquisition closes.

Certain Relationships and Related Transactions.

The sum $45,000 will be paid to Williams Law Group for legal services in preparing this registration statement.

Upon formation, Mr. Williams was issued 1,000,000 shares. In connection with the merger, we agreed to effect a reverse split such that Mr. Williams' Trust will own 130,000 shares prior to the closing of the merger.

Legal Proceedings.

  We not a party to or aware of any pending or threatened lawsuits or other legal actions.

Indemnification of Directors and Officers.

    Our director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our director's liability.

   We have agreed to indemnify our director, meaning that we will pay for damages they incur for properly acting as director. Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.

Provisions With Possible Anti-Takeover Effects

   Section 607.0902 of Florida law restricts the voting rights of certain shares of a corporation's stock when those shares are acquired by a party who, by such acquisition, would control at least one-fifth of all voting rights of the corporation's issued and outstanding stock. The statute provides that the acquired shares, the control shares, will, upon such acquisition, cease to have any voting rights. The acquiring party may, however, petition the corporation to have voting rights re-assigned to the control shares by way of an acquiring person's statement submitted to the corporation in compliance with the requirements of the statute. Upon receipt of such request, the corporation must submit, for shareholder approval, the acquiring person's request to have voting rights re-assigned to the control shares. Voting rights may be reassigned to the control shares by a resolution of a majority of the corporation's shareholders for each series And series of stock. If such a resolution is approved, and the voting rights re-assigned to the control shares represent a majority of all voting rights of the corporation's outstanding voting stock, then, unless the corporation's articles of incorporation or Bylaws provide otherwise, all shareholders of the corporation will be able to exercise dissenter's rights in accordance with Florida law.

        A corporation may, by amendment to its articles of incorporation or bylaws, provide that, if the party acquiring the control shares does not submit an acquiring person's statement in accordance with the statute, the corporation may redeem the control shares at any time during the period ending 60 days after the acquisition of control shares. If the acquiring party files an acquiring person's statement, the control shares are not subject to redemption by the corporation unless the shareholders, acting on the acquiring party's request, deny full voting rights to the control shares.

        The statute does not alter the voting rights of any stock of the corporation acquired in any of the following manners:, i, under the laws of intestate succession or under a gift or testamentary transfer;, ii, under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute;, iii, under either a share exchange or share exchange if the corporation is a party to the agreement or plan of exchange or share exchange;, iv, under any savings, employee stock ownership or other benefit plan of the corporation or, v, under an acquisition of shares specifically approved by the board of directors of the corporation.

               DESCRIPTION OF NINTH ENTERPRISE SERVICE GROUP'S CAPITAL STOCK

   ----------------------------------------------------------------------
   Authorized Capital Stock          Shares Of Capital Stock Outstanding
   ----------------------------------------------------------------------
              50,000,000                          1,000,000
   ----------------------------------------------------------------------
             20,000,000                           none
   ----------------------------------------------------------------------

Common Stock

We are authorized to issue 50,000,000 shares of no par common stock. As of December 31, 1999, there were 1,000,000 shares of common stock outstanding held of record by 1 stockholder. There will be 6,930,000 shares of common stock outstanding after giving effect to the issuance of the shares of common stock under this prospectus.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

We are authorized to issue 20,000,000 shares of Series A preferred stock. There are no shares of preferred stock outstanding. Except for the 250,000 shares of Series A preferred stock to be issued to holder of the same number of shares of preferred stock with the same rights and preferences in Wiremedia.com, we currently have no plans to issue any additional shares of preferred stock.

The 250,000 shares of preferred stock series A which we will issue to Wiremedia.com management are convertible for no consideration when we have aggregated five thousand or more registered subscribers to or our affiliate internet websites.

Dividends

We have never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent and Registrar

We are the transfer agent and registrar for our common stock.

          COMPARISON OF RIGHTS OF NINTH ENTERPRISE SERVICE GROUP
             STOCKHOLDERS AND WIREMEDIA.COM SHAREHOLDERS

Because Ninth Enterprise Service Group will change its state of incorporation, articles or articles and bylaws to be the same as those of Wiremedia.com, the rights of shareholders of Wiremedia.com will not change as a result of the merger.

                              AVAILABLE INFORMATION

Wiremedia.com is not and until the effectiveness of this registration statement Ninth Enterprise Service Group was not, subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, do not file reports, information statements or other information with the Commission. Under the rules and regulations of the Commission, the solicitation of proxies from the shareholders of Wiremedia.com to approve the merger constitutes an offering of Ninth Enterprise Service Group common stock to be issued in connection with the merger. Accordingly, Ninth Enterprise Service Group has filed with the Commission a registration statement on Form S-4 under the Securities Act, with respect to such offering from time to time, the registration statement. This information statement/prospectus constitutes the prospectus of Ninth Enterprise Service Group that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and may be available at the following Regional Offices of the Commission:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such materials may be obtained at prescribed rates from the Public Reference

Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

                                  LEGAL MATTERS

The validity of the shares of Ninth Enterprise Service Group common stock being offered by this information statement/prospectus and certain federal income tax matters related to the exchange are being passed upon for Ninth Enterprise Service Group by Williams Law Group, P.A., Tampa, FL. Mr. Williams is the sole officer and director of and owns 1,000,000 shares pre merger and 130,000 shares post merger of the stock of Ninth Enterprise Service Group.

                   FINANCIAL STATEMENTS OF WIREMEDIA.COM, INC.

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------




Independent Auditors' Report                                         61

Financial Statements as of and for the period January 25, 2000
 (date of incorporation) to February 29, 2000:

    Balance Sheet                                                    62

    Statement of Operations                                          63

    Statement of Stockholders' Deficit                               64

    Statement of Cash Flows                                          65

    Notes to Financial Statements                                    66



--------------------------------------------------------------------------------

[Letterhead of Kingery, Crouse & Hohl P.A.]

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Wiremedia.com, Inc.:

We have audited the accompanying balance sheet of Wiremedia.com, Inc. (the "Company"), a development stage enterprise, as of February 29, 2000, and the related statements of operations, stockholders' deficit and cash flows for the period January 25, 2000 (date of incorporation) to February 29, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 29, 2000, and the results of its operations and its cash flows for the period January 25, 2000 (date of incorporation) to February 29, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

                  Kingery, Crouse & Hohl, P.A.

May 3, 2000
Tampa, FL

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                      BALANCE SHEET AS OF FEBRUARY 29, 2000

--------------------------------------------------------------------------------

    ASSETS

        Cash                                                          $  19,900
        Stock subscriptions receivable                                    1,400
                                                                    ------------

    TOTAL                                                             $  21,300
                                                                    ============

    LIABILITIES AND STOCKHOLDERS' DEFICIT

    LIABILITIES - Accrued expenses                                    $  56,900
                                                                    ------------

    STOCKHOLDERS' DEFICIT:
      Convertible preferred stock - No par value - 20,000,000 shares
        authorized: zero shares issued and outstanding                        -
      Common stock - No par value - 50,000,000  shares
        authorized;  6,463,612 shares issued and outstanding             63,094
      Common stock subscribed (40,000 shares)                             1,400
      Deficit accumulated during the development stage                 (100,094)
                                                                    ------------

             Total stockholders' deficit                                (35,600)
                                                                    ------------

    TOTAL                                                             $  21,300
                                                                    ============



--------------------------------------------------------------------------------

See notes to financial statements.

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
              For the Period January 25, 2000 (date of incorporation)
                              to February 29, 2000

--------------------------------------------------------------------------------

    EXPENSES:
       Professional fees                                           $     88,550
       Programming costs                                                  9,645
       Other                                                              1,899
                                                                   -------------

    NET LOSS                                                       $    100,094
                                                                   =============

    NET LOSS PER SHARE:
       Basic and diluted                                           $       0.02
                                                                   =============
       Weighted average number of shares                              6,463,612
                                                                   =============


--------------------------------------------------------------------------------
See notes to financial statements.

                               Wiremedia.com, Inc.

                        (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
             for the Period January 25, 2000 (date of incorporation)
                              to February 29, 2000

--------------------------------------------------------------------------------


                                                                          Deficit
                                                                          Accumulated
                                                             Common       During the
                                             Common          Stock        Development
                                        Shares     Cost      Subscribed   Stage        Total

                                        ---------  --------  ---------  ----------   -----------

Balances, January 25, 2000 (date of
(incorporation)                              0    $      0   $       0  $       0    $         0

Issuance of common stock:
  At inception                       6,117,001      37,749                                37,749
  To others (at prices per share
    ranging from $0.03 - $3.50)        341,111      19,900                                19,900
  To consultant for services rendered    5,500       5,445                                 5,445

Stock subscriptions sold (40,000 shares)                         1,400                     1,400

Net loss for the period January 25, 2000 (date
 of incorporation) to February 29, 2000                                  (100,094)      (100,094)
                                        ---------  --------  ---------  ----------   ------------

Balances, February 29, 2000             6,463,612  $63,094   $  1,400   $(100,094)   $  (35,600)
                                        =========  ========  =========  ==========   ============









--------------------------------------------------------------------------------

See notes to financial statements.

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
                for the Period January 25, 2000 (date of incorporation)
                              to February 29, 2000

--------------------------------------------------------------------------------


   CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                      $  (100,094)
      Adjustment to reconcile net loss to net cash used
       in  operating activities:
        Non-cash compensation                                             5,445
        Increase in accrued liabilities                                  56,900
                                                                    ------------

   NET CASH USED IN OPERATING ACTIVITIES                                (37,749)
                                                                    ------------

   CASH FLOWS FROM FINANCING ACTIVITIES-
         Proceeds from issuance of common stock                          57,649
                                                                    ------------

   NET INCREASE IN CASH AND CASH EQUIVALENTS                             19,900

   CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                             0
                                                                    ------------
   CASH AND CASH EQUIVALENTS, END OF PERIOD                          $   19,900
                                                                    ============


   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Interest paid                                                   $        0
                                                                    ============
     Taxes paid                                                      $        0
                                                                    ============

   SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES - Stock subscriptions receivable and common stock subscribed increased $1,400 as a result of subscriptions to purchase 40,000 shares of the Company's common stock.

--------------------------------------------------------------------------------

See notes to financial statements.

                               Wiremedia.com, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Wiremedia.com, Inc. (the "Company") was incorporated under the laws of the state of Florida on January 25, 2000. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to provide business-to-business e-marketplace software and solutions which enable small to medium sized companies to construct, deploy and maintain internet based business to business online electronic marketplaces. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a merger and a subsequent public offering of its common stock, however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - INCOME TAXES

The Company has applied to the Internal Revenue Service to be taxed under Subchapter S of the Internal Revenue Code. Management anticipates that such election will be approved; accordingly no provision for income taxes has been made in the accompanying financial statements because the results of operations will flow through to the stockholders for inclusion in their personal tax returns.

NOTE D - PROPOSED STOCK REGISTRATION AND MERGER

The Company has agreed to merge with Ninth Enterprise Service Group, Inc. ("NESG"). Pursuant to terms of the merger, the Company's stockholders would receive an equal number of shares in NESG, and will hold in the aggregate approximately 98% of the shares of the merged entity. NESG will change its name to Wiremedia.com, Inc., adopt Wiremedia.com's articles and bylaws, and elect a new board of directors to consist of the current directors of Wiremedia.com, Inc. A registration statement will be filed with the Securities and Exchange Commission for the registration of all the Company's outstanding shares after giving effect to this merger.

In connection with this merger, the Company has agreed to pay fees of $55,000 to NESG and/or its President for services in preparing the registration statement as well as $30,000 and 130,000 shares of its stock, with an estimated fair market value of $79,300, to its financial advisor. As of February 29, 2000, the Company has incurred approximately $85,000 of these expenses and has paid $30,000; the remaining $55,000 is included in accrued expenses in the accompanying balance sheet. The balance of $79,300 will be expenses as incurred.

NOTE E - CONVERTIBLE PREFERRED STOCK

As of the date of this report, no shares of convertible preferred stock have been issued. Upon issuance, the holders of convertible preferred shares (the "Shares") shall have the right to convert each Share into ten shares of the Company's common stock. The Shares may be converted during the period October 23, 2000 to December 31, 2010, provided that the Company (1) has at least 5,000 registered subscribers to its Internet web sites, and (2) has its common shares listed on the bulletin board or similar stock exchange. The Shares shall be forfeited to the Company for no consideration if such conditions are not completed within two years of the date of the Share issuance. The holders of the Shares will also have a preference over common stockholders with respect to liquidation equal to $.001 per share.

NOTE F - OTHER RELATED PARTY TRANSACTIONS

No value has been ascribed to services and/or rent provided by the Company's stockholders in the accompanying statement of operations. The value of these services was not significant during the period January 25, 2000 (date of incorporation) to February 29, 2000.

NOTE G- COMMITMENTS

On February 1, 2000, the Company entered into two-year employment agreements with its President and Vice-President. The agreements shall become effective as of the date mutually agreed to in writing by both parties ("the Effective Date) but in no event shall such date be more than two weeks following the date on which the Company receives more than $500,000 of gross investment capital. The employment agreements, which require total annual base salaries of approximately $130,000, also contain provisions for the issuance of 250,000 shares of convertible preferred stock (which under certain circumstances may be converted into 2,500,000 shares of the Company's common stock - see Note E), bonuses, other incentives and fringe benefits (as defined in the agreements).

NOTE H - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. There were no common equivalent shares outstanding as of December 31, 1999.

NOTE I - SUBSEQUENT EVENT

Subsequent to February 29, 2000 the Company received stock subscription agreements for the purchase of 166,388 shares of the Company's common stock at prices per share that range from $0.05 - $3.50 per share for total consideration of $47,675.

--------------------------------------------------------------------------------

              PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section  607.0850(2)  of the FBCA  provides  that a Florida  corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

        Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

        Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Articles and Bylaws. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   Item 2

   1     Agreement and Plan of Merger and Reorganization  *

   Item 3

   1    Articles of Incorporation of the Registrant.(1)
   2    Bylaws of the Registrant (1)
   3    Amended and Restated Articles of Incorporation of Registrant, to be
effective after consummation of the proposed Merger.

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4.    Amended and Restated Bylaws of the Registrant, to be effective after consummation of the proposed Merger.

   Item 4

   1     Form of Common Stock Certificate of the Registrant.(1)
   2     Certificate of Designation of Rights and Preferences of Preferred Stock

   Item 5

   1     Legal Opinion of Williams Law Group, P.A.

   Item 10

1.    Employment Agreement with Colby Fede
2.    Employment Agreement with Irene MacAllister

   Item 23

   1     Consent of KINGERY, CROUSE & HOHL, P.A..
   2     Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1).

   All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

   Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.

   * To be provided by amendment

ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

          (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly
caused  this  Registration   Statement  to  be  signed  on  its  behalf  by  the
undersigned, thereunto duly authorized, in the City of, State of, Tampa Florida on May 11, 2000.

                  Ninth Enterprise Service Group, INC.

                  By: /s/  MICHAEL T. WILLIAMS.
                  ------------------------------------
                       President and Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

--------------------------------------------------------------------------------
SIGNATURE                     TITLE                        DATE
--------------------------------------------------------------------------------
/s/ Michael T. Williams      President and Treasurer       May 11, 2000
--------------------------------------------------------------------------------

Date Filed: May 11, 2000                                          SEC File No.*










                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549






                                   EXHIBITS

                                      TO

                            REGISTRATION STATEMENT

                                  ON FORM S-4

                                     UNDER

                          THE SECURITIES ACT OF 1934





                      Ninth Enterprise Service Group, INC.






(Consecutively numbered pages 73  through 130  of this  Registration Statement)

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                                  INDEX TO EXHIBITS

--------------------------------------------------------------------------------

    SEC REFERENCE     TITLE OF DOCUMENT               LOCATION
        NUMBER
--------------------------------------------------------------------------------
        2.1          Agreement and Plan of Merger     TBPBA
                     and Reorganization
--------------------------------------------------------------------------------
        3.1          Articles of Incorporation of     Page 75
                     Registrant
--------------------------------------------------------------------------------
        3.2          Bylaws of Registrant             Page 80
--------------------------------------------------------------------------------
        3.3          Amended Articles of              Page 94
                     Incorporation of
                     Wiremedia.com, Inc.
--------------------------------------------------------------------------------
        3.4          Amended Articles of              Page 96
                     Incorporation of
                     Wiremedia.com, Inc.
--------------------------------------------------------------------------------
        4.1          Form of Common Stock             Information is
                                                      included in articles
                                                      and bylaws
--------------------------------------------------------------------------------
        4.2          Certificate of Designation of    Page 109
                     Rights and Preferences of
                     Preferred Stock
--------------------------------------------------------------------------------
        5.1          Legal Opinion of Williams Law    Page 111
                     Group
--------------------------------------------------------------------------------
       10.1          Employment Agreement - Colby     Page 113
                     Fede
--------------------------------------------------------------------------------
       10.2          Employment Agreement - Irene
                     MacAllister                      Page 121
--------------------------------------------------------------------------------
       23.1          Consent of Kingery, Crouse &
                     Hohl, P.A.                       Page 129
--------------------------------------------------------------------------------
       23.2          Consent of Williams Law Group    Included in 5
                     P.A.                             above
--------------------------------------------------------------------------------

TBPBA - To be provided by amendment

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